                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant  |X|

Filed by a Party other than the Registrant  | |

Check the appropriate box:

|X|   Preliminary Proxy Statement.       | |   CONFIDENTIAL, FOR USE OF THE
| |   Definitive Proxy Statement.              COMMISSION ONLY (AS PERMITTED BY
| |   Definitive Additional Materials.         RULE 14a-6(e)(2))
| |   Soliciting Material Pursuant to
      Section 240.14a-11(c) or Section
      240.14a-12

                                BNS HOLDING, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

|X|   No fee required.

| |   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      ----------------------------------------------------------------------

      (2)   Aggregate number of securities to which transaction applies:

      ----------------------------------------------------------------------

      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      ----------------------------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:

      ----------------------------------------------------------------------

      (5)   Total fee paid:

      ----------------------------------------------------------------------

| |   Fee paid previously with preliminary materials.

| |   Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filings by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Form, Schedule or Registration Statement No.:

      ----------------------------------------------------------------------

      (2)   Form, Schedule or Registration Statement No.:

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      (3)   Filing Party:

      ----------------------------------------------------------------------

      (4)   Date Filed:

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                                BNS HOLDING, INC.
                         25 Enterprise Center, Suite 104
                         Middletown, Rhode Island 02842

_________________, 2007

Dear Shareholder:

      You are cordially invited to attend an annual meeting of shareholders of BNS Holding, Inc. which will be held at 10:00 a.m., Eastern Standard Time, on _____________, _____________, 2007, at the __________________,

      The principal business matters to be considered at the meeting will be (1)
the approval of amendments to our Certificate of Incorporation to effect a reverse stock split of our outstanding Class A Common Stock, $0.01 par value per share (the "Common Stock"), whereby we will effect a 1-for-200 reverse stock split, such that shareholders owning fewer than 200 shares of Common Stock will have such shares cancelled and converted into the right to receive $13.62 for each share of Common Stock held prior to the reverse stock split, immediately followed by a 200-for-1 forward stock split (the "Reverse/Forward Stock Split");
(2) grant us an option to acquire shares proposed to be transferred by shareholders subsequent to such Reverse/Forward Stock Split if, after such sale, there would be 250 or more holders of record of the Common Stock; (3) the approval of amendments to our Certificate of Incorporation to decrease the number of authorized shares of Class A Common Stock, $.01 par value, from
30,000,000 to 5,000,000, and eliminate the authorized shares of Class B Common
Stock, $.01 par value; (4) the election of four directors to serve until our annual meeting of shareholders in fiscal year 2008 and until their successors have been duly elected and qualified; and (5) the approval of McGladrey & Pullen
LLP as our independent accountants for the fiscal year ending October 31, 2007.

      Attached you will find the Notice of Annual Meeting of Shareholders, our proxy statement and a proxy for the meeting. It is important that your shares be represented at the meeting, and we hope you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please be sure to vote as soon as possible. You may vote in person, by mail, by telephone or via the
Internet. Instructions to vote by each of these methods are enclosed.

      We look forward to seeing you at the Annual Meeting.

                                          Sincerely yours,

                                          /s/ Michael Warren
                                          --------------------------------------
                                          Michael Warren,
                                          Chief Executive Officer

                                          /s/ Kenneth N. Kermes
                                          --------------------------------------
                                          Kenneth N. Kermes,
                                          Chairman of the Board of Directors

                                BNS HOLDING, INC.
                         25 Enterprise Center, Suite 104
                         Middletown, Rhode Island 02842

                ------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                   To Be Held on __________, ___________, 2007

                ------------------------------------------------

TO THE SHAREHOLDERS OF
BNS HOLDING, INC.:

      NOTICE IS HEREBY GIVEN that an annual meeting of shareholders of BNS
Holding, Inc., a Delaware corporation, will be held at 10:00 a.m., Eastern
Standard Time, on __________, ___________, 2007, at the ___________________,
________________________, for the following purposes:

      1.    To approve amendments to our Certificate of Incorporation to effect a reverse stock split of our outstanding Class A Common
            Stock, $.01 par value (the "Common Stock"), whereby we will effect a 1-for-200 reverse stock split, such that shareholders owning fewer than 200 shares of Common Stock will have such shares cancelled and converted into the right to receive the cash consideration set forth herein, immediately followed by a
            200-for-1 forward stock split (the "Reverse/Forward Stock Split");

      2.    To approve an amendment to our Certificate of Incorporation granting to us an option to acquire shares proposed to be transferred by shareholders subsequent to such Reverse/Forward Stock Split if, after such sale, there would be 250 or more holders of record of the
            Common Stock (the "Right of First Refusal");

      3.    To approve amendments to our Certificate of Incorporation to decrease the number of authorized shares of Class A Common Stock,
            $.01 par value, from 30,000,000 to 5,000,000, and eliminate the authorized shares of Class B Common Stock, $.01 par value (the
            "Authorized Share Reduction");

      4.    To elect four directors to our Board of Directors, each to serve until the annual meeting of shareholders in fiscal year 2008 and until their successor has been duly elected and qualified;

      5.    To approve the appointment of McGladrey & Pullen LLP as our independent accountants for the fiscal year ending October 31, 2007;
            and

      6.    To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

      All of the above matters are more fully discussed in the accompanying proxy statement. Management is not aware of any other matters that will come before the meeting.

      The Reverse/Forward Stock Split, the Right of First Refusal and the
Authorized Share Reduction, all as described below (collectively referred to as the "Share Reorganization Proposals"), have not been approved or disapproved by the securities and exchange commission or any state securities commission, and neither the Securities and Exchange Commission nor any state securities commission has passed upon the fairness or merits of the Share Reorganization
Proposals or upon the accuracy or adequacy of the information contained in this document. Any representation to the contrary is a criminal offense.

      The Board of Directors has fixed the close of business on March 12, 2007 as the Record Date for the determination of shareholders entitled to notice of and vote at the Annual Meeting and any adjournment thereof, and only shareholders of record at such time will be so entitled to vote. Our stock transfer books will remain open between the Record Date and the date of the meeting.

      It is important that your shares be represented at the meeting. Please complete, sign and return the enclosed proxy in the accompanying envelope promptly, whether or not you intend to be present at the meeting. If you later desire to revoke or change your proxy for any reason, you may do so at any time before the voting, by delivering to us a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

                                          By Order of the Board of Directors,

                                          /s/ Sandra B. Kearney
                                          --------------------------------------
                                          Sandra B. Kearney
                                          Corporate Secretary

Dated: ___________________, 2007

                           PRELIMINARY PROXY STATEMENT

                                 PROXY STATEMENT
                                BNS HOLDING, INC.

                   -------------------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                              [_____________, 2007]

                   -------------------------------------------

                                  INTRODUCTION

      On behalf of BNS Holding, Inc., a Delaware corporation, its Board of
Directors is soliciting the accompanying proxy for use at an annual meeting of shareholders to be held at 10:00 a.m., Eastern Standard Time, on _________,
___________, 2007 (the "Annual Meeting"), at the __________________,
___________________ and at any adjournment thereof. The proxy statement and the form of proxy are first being sent to shareholders on or about ____________,
2007. Our principal office is located at 25 Enterprise Center, Suite 104,
Middletown, Rhode Island 02842. Our telephone number is 401-848-6300. We will bear the cost of preparing and mailing the enclosed materials.

      The Reverse/Forward Stock Split, the Right of First Refusal and the
Authorized Share Reduction, all as described below (collectively referred to as the "Share Reorganization Proposals"), have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, and neither the securities exchange commission nor any state securities commission has passed upon the fairness or merits of the Share Reorganization Proposals or upon the accuracy or adequacy of the information contained in this document. Any representation to the contrary is a criminal offense.

      At the Annual Meeting, the following matters will be considered:

      1.    To approve amendments to our Certificate of Incorporation to effect a reverse stock split of our outstanding Class A common stock, $.01 par value
("Common Stock"), whereby we will effect a 1-for-200 reverse/forward stock split, such that shareholders owning fewer than 200 shares of Common Stock will have such shares cancelled and converted into the right to receive the cash consideration set forth herein, immediately followed by a 200-for-1 forward stock split (the "Reverse/Forward Stock Split");

      2.    To approve an amendment to our Certificate of Incorporation granting us an option to acquire shares proposed to be transferred by shareholders subsequent to the Reverse/Forward Stock Split if, after such transfer, there would be 250 or more holders of record of our Common Stock (the "Right of First
Refusal");

      3.    To approve amendments to our Certificate of Incorporation to decrease the number of authorized shares of Class A Common Stock, $.01 par value, from 30,000,000 to 5,000,000, and eliminate the authorized shares of
Class B Common Stock, $.01 par value, (the "Authorized Share Reduction");

      4.    To elect four directors to our Board of Directors, each to serve until the annual meeting of stockholders for fiscal year 2008 and until their successor has been duly elected and qualified;

      5.    To approve the appointment of McGladrey & Pullen LLP as our independent accountants for the fiscal year ending October 31, 2007; and

      6.    The transaction of such other business as may properly come before the meeting or any adjournment(s) thereof.

      Currently, our only outstanding class of voting securities is the Class A common stock, par value $.01 per share, which we refer to as the Common Stock, each share of which entitles the holder thereof to one vote. As of March 12,
2007 (the "Record Date"), there were [3,035,944] shares of Common Stock outstanding and entitled to vote at the Annual Meeting or any adjournment thereof.

      You may vote all of the Common Stock that you own as of the close of business on the Record Date, which includes shares held directly in your name as the "shareholder of record" and shares held for you as the "beneficial owner"
either through a broker, bank, or other nominee. Many of our shareholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. As summarized in the section entitled "Summary Term Sheet" there are some important distinctions between shares held of record and those owned beneficially.

      A majority of the outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum for the Annual Meeting. Assuming the presence of a quorum, the affirmative vote of a majority of the shares of
Common Stock issued and outstanding and entitled to vote at the Annual Meeting is required for the adoption of proposals to amend our Certificate of
Incorporation to (i) effect the Reverse/Forward Stock Split, (ii) grant to us the Right of First Refusal and (iii) effect the Authorized Share Reduction. The director nominees who receive the greatest number of votes properly cast for the election of directors shall be elected directors to serve until the annual meeting of our shareholders for fiscal year 2008 and until their successors have been elected and qualified. A majority of the total votes properly cast by the holders of Common Stock is required to ratify the selection of McGladrey &
Pullen LLP as our independent accountants for the fiscal year ending October 31,
2007.

      Our Board of Directors recommends that shareholders vote FOR each of the proposals described herein. As of the Record Date, Steel Partners II, L.P. and
Warren G. Lichtenstein, each a beneficial holder of over 5% of our shares of
Common Stock ("Steel"), and members of our Board of Directors and the executive officers (collectively, the "Affiliated Shareholders") held a total of approximately [44.2%] of the Common Stock entitled to vote at the Annual
Meeting. The Affiliated Shareholders have indicated that they will vote "FOR"
each of the Proposals described in this proxy statement.

                                       ii

                               SUMMARY TERM SHEET

This summary term sheet highlights selected information from the proxy statement and addresses the material terms of the following proposals summarized below:
Reverse/Forward Stock Split, Right of First Refusal and Authorized Share
Reduction (collectively referred to as the "Share Reorganization Proposals").
For a complete description, you should carefully read the proxy statement and all of its annexes before you vote. As used in this proxy statement, unless the context requires otherwise, "our," "us," "we" and the "Company" means BNS
Holding, Inc.

REVERSE/FORWARD STOCK SPLIT

      DESCRIPTION

      o  Our Board of Directors has authorized, upon recommendation of an independent committee, amendments to our Certificate of Incorporation, that would

               o  effect a 1-for-200 reverse stock split of our Class A Common
                  Stock, $.01 par value, (the "Reverse Stock Split"); and

               o  effect a 200-for-1 forward stock split, (the "Forward Stock
                  Split" and together with the Reverse Stock Split, the
                  "Reverse/Forward Stock Split")

      PURPOSE

      o  Afford liquidity without paying brokerage fees to shareholders holding fewer than 200 shares immediately before the transaction (individually a "Cashed Out Shareholder" and collectively, the "Cashed Out
         Shareholders"). We believe that Unaffiliated Shareholders consists of all of the Cashed Out Shareholders as well as all of our shareholder who are not being Cashed Out other than Steel and our executive officers and directors.

      o  Terminate the registration of our shares of Common Stock under Section
         12(g) of the Securities Exchange Act of 1934 (the "Exchange Act").

      o  For further details of the purpose of the Reverse/Forward Stock Split in further detail, please read the discussion under "Proposal No. 1 -
         Amendment to our Certificate of Incorporation to Effect the
         Reverse/Forward Stock Split" in this proxy statement

      REASONS

       o  Our inability to realize benefits normally associated with public reporting company status.

       o  Projected cost savings of $0.7 million annually on costs related to being a publicly reporting company and $1.5 million in one-time
          Sarbanes Oxley compliance costs.

                                      iii

      ADVANTAGES

      o  Provide liquidity to Cashed Out Shareholders without having to pay brokerage commissions and other transaction costs;

      o  Control the dissemination of certain business information which is currently disclosed in our periodic reports;

      o  Eliminate the costs associated with the requirements of the Exchange
         Act; and

      o  Eliminate the initial and continuing costs of compliance with
         Sarbanes-Oxley and related regulations.

      DISADVANTAGES

      o  No assurances as to type,  form and frequency of information  that we will provide;

      o  Inability  of our  Cashed  Out  Shareholders  to  participate  in any future increases in the value of our Common Stock;

      o  Less liquidity for the trading our Common Stock;

      o  No  certification  for  accuracy  of  financial   statements  by  our
         executive officers;

      o  Reduced flexibility in attracting and retaining  executives and other employees;

      o  Decreased ability to use stock to acquire other companies;

      o  Decreased access to the public equity and public debt markets; and

      o  Increased difficulty in vendors and customers' determination of our creditworthiness.

      EFFECTS

      o  To Shareholders - The Reverse/Forward Stock Split will generally affect the Affiliated Shareholders and Unaffiliated Shareholders in the same way.

      o  To the Company - By deregistering our Common Stock, we expect to save
         $0.7 million annually on costs related to being a publicly reporting company and $1.5 million in one-time Sarbanes Oxley compliance costs.

      FAIRNESS

      o  Capitalink, L.C. ("Capitalink") provided an opinion as to the fairness, from a financial point of view, of the Reverse/Forward Stock Split to the Unaffiliated Shareholders, including the Cashed Out Shareholders.

      o  The following factors were considered in determining the price to be paid to Unaffiliated Shareholders, including the Cashed Out
         Shareholders:

                                       iv

               o  financial presentations and analyses of management;

               o  projected   tangible  and   intangible   cost   savings/cost
                  avoidance  by  terminating  our  public  reporting   company
                  status; and

               o  additional shareholder liquidity.

      o  To review the description, purpose, advantages, disadvantages and fairness of the Reverse/Forward Stock Split in further detail, please read the discussion under "Proposal No. 1 - Amendment to our
         Certificate of Incorporation to Effect the Reverse/Forward Stock Split"
         in this proxy statement.

      COSTS

      o  The estimated total cost of the Reverse/Forward Stock Split is
         $1,044,000.

      o  To review information concerning the total cost of the Reverse/Forward
         Stock Split in further detail, please read the discussion under
         "Proposal No. 1 - Amendment to our Certificate of Incorporation to
         Effect the Reverse/Forward Stock Split - Costs of Proxy Solicitation
         and the Reverse/Forward Stock Split" in this proxy statement.

      TAX MATTERS

      o  The receipt of the cash in the Reverse/Forward Stock Split will be taxable for Federal income tax purposes.

      o  Shareholders who do not receive cash in the Reverse/Forward Stock Split should not be subject to taxation as a result of the transaction.

      o  To review the material tax consequences in greater detail, please read the discussion under "Material Federal Income Tax Consequences" in this proxy statement.

RIGHT OF FIRST REFUSAL

      o  Our Board of Directors has also authorized, subject to the approval of the Reverse/Forward Stock Split, an amendment to our Certificate of
         Incorporation, to include a standing repurchase option for shares of our Common Stock.

      o  To review the Right of First Refusal in further detail, please read the discussion under "Proposal No. 2 - Amendment To Our Certificate Of
         Incorporation To Grant The Right Of First Refusal" in this proxy statement.

AUTHORIZED SHARE REDUCTION

      o  Our Board of Directors has also authorized an amendment to our
         Certificate of Incorporation, subject to the approval of the
         Reverse/Forward Stock Split by our shareholders, that would:

                                       v

               o  decrease the number of  authorized  shares of Class A Common
                  Stock; and

               o  eliminate the authorized shares of Class B Common Stock, $.01 par value.

      o  To review the Authorized Share Reduction in further detail, please read the discussion under "Proposal No. 3 - Amendment -To Our Certificate Of
         Incorporation To Reduce The Number Of Authorized Shares" in this proxy statement.

VARIOUS MATTERS WITH RESPECT TO THE SHARE REORGANIZATION PROPOSALS

      o  Under Delaware law, no appraisal or dissenters' rights are available to our shareholders who dissent from the Share Reorganization Proposals.

      o  The Board of Directors has retained for itself the absolute authority to reject (and not to implement) the Share Reorganization Proposals
         (even after approval by the shareholders).

                                       vi

                                  VOTING RIGHTS

      RECORD DATE

      The Board of Directors has fixed the close of business on March 12, 2007 as the Record Date for the determination of shareholders entitled to notice of and vote at the Annual Meeting and any adjournment thereof, and only shareholders of record at such time will be so entitled to vote. Our stock transfer books will remain open between the Record Date and the date of the meeting.

      QUORUM AND VOTES REQUIRED

      A majority of the outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum for the Annual Meeting. Assuming the presence of a quorum, the affirmative vote of a majority of the shares of
Common Stock issued and outstanding and entitled to vote at the Annual Meeting is required for the adoption of proposals to amend our Certificate of
Incorporation to (i) effect the Reverse/Forward Stock Split, (ii) grant to us the Right of First Refusal and (iii) effect the Authorized Share Reduction. The director nominees who receive the greatest number of votes properly cast for the election of directors shall be elected directors to serve until the annual meeting of our shareholders for fiscal year 2008 and until their successors have been elected and qualified. A majority of the total votes properly cast by the holders of Common Stock is required to ratify the selection of McGladrey &
Pullen LLP as our independent accountants for the fiscal year ending October 31,
2007.

      SHAREHOLDER OF RECORD/BENEFICIAL OWNER

      You may vote all of the Common Stock that you own as of the close of business on the Record Date, which includes shares held directly in your name as the "shareholder of record" and shares held for you as the "beneficial owner"
either through a broker, bank, or other nominee. Many of our shareholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. As summarized below, there are important distinctions between shares held of record and those owned beneficially.

      Shareholder of Record: If your shares are registered directly in your name with our transfer agent, Computershare Trust Company (the "Transfer Agent"), you
are considered, with respect to those shares, the shareholder of record. As a result we are sending you these proxy materials. As the shareholder of record, you have the right to vote by proxy or in person at the Annual Meeting. We have enclosed proxy cards for you to use for the shares of Common Stock that you hold of record.

      Beneficial Owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in "street name" with respect to those shares, and the proxy materials are being forwarded to you by your broker or other nominee. As a beneficial owner, you have the right to direct your broker or other nominee how to vote and are also invited to attend the Annual Meeting. As a beneficial owner, however, you are not the shareholder of record, and you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy appointment form from your broker or other nominee giving you the right to vote such shares. To vote by proxy, you must follow the voting instructions provided by your broker, bank or other nominee.

                                      vii

      Whether you hold your shares directly as shareholder of record or beneficially in street name, you may direct your vote without attending the
Annual Meeting. You may vote shares registered in your name by signing your proxy card and shares held in street name by following the voting instructions provided by your broker, bank, or nominee. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign and return a proxy card without specifying your voting instructions, your shares will be voted as described above.

      ATTENDING THE ANNUAL MEETING

      All holders of Common Stock may attend the Annual Meeting in person. If you are a beneficial owner of Common Stock held by a broker, bank or other nominee (i.e., in "street name"), you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. Only holders of record of
Common Stock as of the Record Date or their duly appointed proxies may cast their votes in person at the Annual Meeting.

      RECOMMENDATION OF BOARD OF DIRECTORS

      Our Board of Directors recommends that shareholders vote FOR each of the proposals described herein.

      As of the Record Date, Steel Partners II, L.P., a beneficial holder of over 5% of our shares of Common Stock ("Steel"), and members of our Board of
Directors and the executive officers (collectively, the "Affiliated
Shareholders") held a total of approximately [44.2%] of the Common Stock entitled to vote at the Annual Meeting. The Affiliated Shareholders have indicated that they will vote "FOR" each of the Proposals described in this proxy statement. References to Unaffiliated Shareholders in this Proxy Statement refer to our other shareholders who are not Affiliated Shareholders.

                                VOTING OF PROXIES

      You may vote "FOR," "AGAINST," or "ABSTAIN" on the proposals to approve the Reverse/Forward Stock Split, the Right of First Refusal, the Authorized
Share Reduction and the retention of McGladrey & Pullen LLP as our independent accountants for the fiscal year ending October 31, 2007. You may vote "FOR," or
"WITHHOLD" your vote for each of the director nominees listed in the proxy statement. If you "ABSTAIN," from voting on the proposals to approve the Reverse
Stock Split and/or the Right of First Refusal and/or the Authorized Share
Reduction, it has the same effect as a vote "AGAINST." Abstentions (or withheld in the case of election of directors) are not treated as a vote for or against the election of directors or approval of independent accountants. If you sign and date your proxy appointment form with no further instructions, your shares will be voted "FOR" the approval of the Reverse/Forward Stock Split, the Right of First Refusal, the Authorized Share Reduction, the election of each of the director nominees and the approval of McGladrey & Pullen LLP, in accordance with the recommendations of the Board of Directors.

                                      viii

      CHANGING YOUR VOTES

      You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may change your vote by signing a new proxy appointment form bearing a later date (which automatically revokes the earlier dated proxy appointment form) or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously signed proxy appointment form to be revoked unless you specifically so request. For shares you beneficially hold, you may change your vote by submitting new voting instructions to your broker or nominee.

      HOW YOUR PROXIES WILL BE VOTED

      Proxies that are properly executed and duly returned to us will be voted in accordance with the instructions contained therein. If no instruction is given with respect to any proposal to be acted upon, the proxy will be voted in favor of the proposals set forth therein. Each proxy granted may be revoked at any time prior to its exercise by the subsequent execution and submission of a revised proxy, by written notice to us, or by voting in person at the Annual
Meeting. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons we appoint as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote.

      BROKER NON-VOTES

      The election inspectors will treat shares referred to as "broker
non-votes"(i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and will be tabulated as if the votes were not cast for the matters indicated (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

                                       ix

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

      Set forth below are the persons or groups known to us who beneficially own, under the applicable rules and regulations of the Securities and Exchange
Commission, as of the Record Date, more than 5% of any class of our voting securities, each of our directors and named executive officers and all of our directors and executive officers as a group.

                                                      Title of Class      Amount and Nature          Percent
             Name and Address                           of Common           of Beneficial              of
           of Beneficial Owner                            Stock             Ownership (1)           Class (2)
------------------------------------------            --------------      -----------------         ---------
5% or Greater Shareholders:
Steel Partners II, L.P. (3)
Steel Partners, L.L.C.
Warren G. Lichtenstein
     590 Madison Avenue, 32nd Floor
     New York, NY 10022                                   Class A             1,264,880               41.7%
Dimensional Fund Advisors Inc. (4)
     1299 Ocean Avenue
     11th Floor
     Santa Monica, CA 90401                               Class A               171,127                5.65%

Directors and Named Executive Officers:

Kenneth N. Kermes                                         Class A                51,000                1.6%
J. Robert Held                                            Class A                22,300                *
Jack Howard (3)                                           Class A                 2,600                *
James Henderson (3)                                       Class A                 2,000                *
Michael Warren                                            Class A                     0                0
All directors and executive officers as a
     group (5 persons)                                    Class A                77,900                2.5%

----------------------------
*     less than one percent (1%)

(1)   Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person. Unless otherwise noted, shares are owned of record and beneficially by the named person.

(2)   Based on [3,035,944] shares of Class A Common Stock and no shares of Class
      B Common Stock outstanding on the Record Date.

                                       x

(3)   Steel Partners II, L.P., a Delaware limited partnership whose principal business is investing in the securities of small cap companies, has sole voting and dispositive power and is deemed to have beneficial ownership of the reported shares. Steel Partners, L.L.C., is a Delaware limited liability company whose principal business is acting as the general partner of Steel Partners II, L.P. Warren G. Lichtenstein is the Chairman,
      CEO, Secretary and the sole executive officer and managing member of Steel
      Partners L.L.C. By virtue of his relationships with Steel Partners L.L.C., and Steel Partners L.L.C.'s relationship with Steel Partners II, L.P., both may be deemed to have beneficial ownership of the reported shares.
      Mr. Lichtenstein also has sole voting and dispositive power over the reported shares.

      As representatives of Steel Partners II, L.P., Messrs. Howard and
      Henderson may be deemed members of the Section 13(d) reporting group. Mr.
      Howard, who has sole voting and dispositive power over his 2,600 shares, holds 600 shares through JL Howard, Inc., an entity controlled by Mr.
      Howard, which may also be deemed a member of the group, and 2,000 shares directly. Mr. Henderson has sole voting and dispositive power over his
      2,000 shares, which he owns directly. Messrs. Howard and Henderson claim no voting or dispositive power over the Steel Partners II, L.P. shares.

(4)   Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, has sole voting and dispositive control over and is deemed to have beneficial ownership of the reported shares, all of which shares are held in portfolios of various registered investment companies and trusts, and for all of which Dimensional serves as investment manager or advisor.
      Dimensional disclaims beneficial ownership of all such shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on a review of Forms 3, 4 and 5 furnished to us since October 31, 2005, we believe that all officers and directors required to file Forms 3, 4 and 5 have filed on a timely basis with respect to transactions reportable for the fiscal year ended October 31, 2006.

                                       xi

PROPOSAL NO. 1 AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION TO EFFECT

     Reason- Inability to Realize Benefits Normally Associated with

     Fairness Determination of the Board of Directors and Independent

PROPOSAL NO. 2 AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO GRANT THE
   RIGHT OF FIRST REFUSAL...................................................38
  Special Interests of the Affiliated Shareholders in the Right of First

PROPOSAL NO. 3 AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO REDUCE THE

                                      xii

                                TABLE OF CONTENTS
                                  (continued)

ANNEX A-1 - PROPOSED FORM OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO
      EFFECT REVERSE STOCK SPLIT
ANNEX A-2 - PROPOSED FORM OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO
      EFFECT FORWARD STOCK SPLIT
ANNEX A-3 - PROPOSED FORM OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO
      GRANT RIGHT OF FIRST REFUSAL
ANNEX A-4 - PROPOSED FORM OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO
      DECREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO BE ISSUED

ANNEX B - THE FINANCIAL ADVISOR'S FAIRNESS OPINION

PROXY CARD

                                      xiii

                                 PROPOSAL NO. 1

                                AMENDMENTS TO OUR
                     CERTIFICATE OF INCORPORATION TO EFFECT
                         THE REVERSE/FORWARD STOCK SPLIT

STRUCTURE OF THE REVERSE/FORWARD STOCK SPLIT

      The Board of Directors, upon the recommendation and approval of a committee composed of Kenneth N. Kermes and J. Robert Held, both independent directors of our Board of Directors (the "Independent Committee"), has
authorized and has recommended for your approval a 1-for-200 reverse stock split followed immediately by a 200-for-1 forward stock split (the "Reverse/Forward
Stock Split"). The Reverse/Forward Stock Split is intended to take effect on the date we file Certificates of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, or on any later date that we may specify in such Certificates of Amendment (the "Effective Date"), the forms of which are attached hereto as Annex A-1 and Annex A-2.

      Immediately prior to close of business, Eastern Standard Time, on the
Effective Date, we will effect a 1-for-200 reverse stock split of the Common
Stock, pursuant to which a holder of 200 or more shares of the Common Stock immediately before the reverse stock split (the "Continuing Shareholder") will hold one share of the Common Stock for each 200 shares of Common Stock held immediately prior to the reverse stock split. Upon the effective time of the reverse stock split, any shareholder owning fewer than 200 shares of the Common
Stock immediately before the reverse stock split (the "Cashed Out Shareholders")
will receive the right to receive cash in exchange for each share of Common
Stock they held immediately before the reverse stock split and will no longer be our shareholder. Immediately after the completion of the reverse stock split, we will effect a 200-for-1 forward stock split of Common Stock, pursuant to which a holder of one or more shares of Common Stock immediately after the reverse stock split and immediately prior to the forward stock split will immediately after the forward stock split hold 200 shares of Common Stock for each share held immediately prior to the forward stock split. In other words, a shareholder holding 200 or more shares of Common Stock immediately before the
Reverse/Forward Stock Split will continue to hold the same number of shares after the completion of the Reverse/Forward Stock Split and will not receive any cash payment.

      The Board of Directors has retained for itself the absolute authority to reject (and not implement) the Reverse/Forward Stock Split (even after approval by the shareholders) if it subsequently determines that the Reverse/Forward
Stock Split, for any reason, is not then in our and our shareholders' best interests. Such reasons include any change in the nature of our shareholdings prior to the Effective Date which results in the failure of the Reverse/Forward
Stock Split to effect a reduction in the number of our shareholders of record to below 300.

      As of the Record Date, the most recent practicable date prior to the date of this proxy statement, (i) there were 3,035,944 shares of Common Stock outstanding and 1,309 holders of record (which includes broker/dealers who hold the shares through Depository Trust Company). While we have limited direct knowledge of the number of shares of Common Stock owned beneficially (but not of record) by persons who hold such shares in street name, based upon the information obtained from our Transfer Agent and from the securities depositary which holds most of such shares, we believe that the Reverse/Forward Stock Split will reduce the number of our holders of record to approximately 212. Since the number of holders of record of Common Stock would be reduced to less than 300, we would be able to deregister the shares of Common Stock under the Securities
Exchange Act of 1934 (the "Exchange Act") and no longer be subject to the
Securities and Exchange Commission (the "SEC") filing and reporting requirements.

      We also expect that approximately 55,000 shares of Common Stock would be cashed out in the Reverse/Forward Stock Split. It should be noted, however, that changes in share ownership prior to the effective time of the Reverse/Forward
Stock Split, as well as the actual distribution of shares held in street name, would affect those estimates, perhaps materially.

      The Independent Committee, on behalf of the Board of Directors, retained
Capitalink, L.C., a reputable investment-banking firm ("Capitalink"), as our financial advisor in connection with the Reverse/Forward Stock Split. After much analysis, including a review of the fairness opinion of Capitalink, the Board of
Directors, upon the recommendation of the Independent Committee, has set the cash consideration to be paid to Cashed Out Shareholders at $13.62 per share of
Common Stock.

      The Reverse/Forward Stock Split is considered a "Rule 13e-3 transaction", as defined in Rule 13e-3 promulgated under the Exchange Act, because it is intended to and, if completed, will likely terminate the registration of the
Common Stock under Section 12(g) of the Exchange Act and suspend our duty to file periodic reports with the SEC. In connection with the Reverse/Forward Stock
Split, we have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 with the SEC.

BACKGROUND ON THE TRANSACTION

BNS HOLDING, INC. AND COLLINS INDUSTRIES INC.

      Prior to October 31, 2006, we were a public shell holding company.

      On September 26, 2006, Steel entered into a Merger Agreement (the "Merger
Agreement"), with CS Acquisition Corp., a Missouri corporation and a wholly-owned subsidiary of Steel ("CS Acquisition"), and Collins Industries Inc.
("Collins"). The Merger Agreement provided that CS Acquisition would merge with and into Collins (the "Merger") and Collins would become a subsidiary of Steel and the shareholders of Collins would receive $12.50 per share in cash.

      On September 27, 2006, we entered into the Memorandum of Understanding with Steel, CS Acquisition, American Industrial Partnership ("AIP") and Collins
I Holding Corp ("Holding"). The Memorandum of Understanding, subject to a drafting and execution of definitive documents and final approval by our Board of Directors, reflected the intent of Steel to assign its rights under the
Merger Agreement to Holding, which would be the holding company for Collins after giving effect to the proposed Merger, and we would acquire an 80% interest in Holding. Consequently, immediately prior to the closing of the Merger, Steel assigned its rights and obligations pursuant to the Merger Agreement and
Memorandum of Understanding to Holding and transferred all of the outstanding capital stock of CS Acquisition to Holding. Accordingly, upon the consummation of the transactions contemplated by the Merger Agreement and Memorandum of
Understanding on October 31, 2006, we, through our ownership interest of
Holding, now own 80% of Collins. Collins is a wholly owned subsidiary of Collins
I Holding Corp.

      Collins was founded in 1971 as a manufacturer of small school buses and ambulances. Collins' initial product was the first "Type A" school bus, designed to carry 14 to 20 passengers. Today, Collins manufactures specialty vehicles and accessories for various basic service niches of the transportation industry.
Collins' products include ambulances, small school buses, shuttle buses, terminal trucks, road construction equipment and industrial rental sweepers.
From its inception, Collins' goal has been to become one of the largest manufacturers of specialty vehicles in the United States. Collins has grown primarily through the internal development of new products and the acquisition of complementary product lines. Prior to January 19, 2006, Collins was a publicly traded company on the Nasdaq National Market. On January 19, 2006,
Collins deregistered its shares of common stock from the Nasdaq National Market and has since been a privately held company.

PREPARATIONS AND MEETINGS OF THE BOARD OF DIRECTORS

      Prior to the adoption of Sarbanes-Oxley, members of our Board of Directors and our executive officers took note of published articles describing shifts in public capital markets to the disadvantage of companies such as ours that have relatively small amounts of outstanding capital. These articles suggested that being publicly held might not be advantageous for a company our size. This observation was reinforced in discussions with executives from other companies, investment bankers, legal counsel, and independent auditors, and through service by our directors on the boards of other public companies.

      Since the proposal of the Sarbanes-Oxley, our Board of Directors and executive officers have attended various seminars and presentations, and have had numerous discussions with our legal counsel to follow the progression of
Sarbanes-Oxley and the Over-the-Counter Bulletin Board ("OTCBB") requirements applicable to us. In this process, they have noted the costs and time commitments required to comply with increasing levels of associated regulation.
Over this period of time, our directors and executive officers had informal discussions about the historical and prospective time commitments and costs associated with Sarbanes-Oxley compliance.

      At its November 9, 2004 meeting, our Board of Directors discussed the pros and cons of continued listing on the Boston Stock Exchange and a potential reverse stock split. The Board of Directors agreed that there might be some value in reducing the number of shareholders of record to below 300 and asked that a formal proposal be prepared for the next meeting. Our Board of Directors, however, decided at that time that it was in our and our shareholder's best interest that our shares of Common Stock continue to be listed on the Boston
Stock Exchange.

      At its January 20, 2005 meeting, upon the invitation of our Board of
Directors, a representative of Steel Partners II, L.P., one of our principal shareholders, regarding the preliminary estimates of the costs associated with public company filings with the SEC and the cost savings associated with deregistering the shares of Common Stock. It was pointed out that publicly held shell companies generally would have a high number of shareholders holding very few shares. A representative of our former outside counsel then informed our
Board of Directors about the various methods a company could use to deregister its shares including a reverse stock split, odd lot repurchase program, tender offer and stock repurchase program. Our Board of Directors then held a lengthy discussion about the various alternatives and decided that there should be an ongoing evaluation of the situation. Our Board of Directors also instructed management to assemble a list of investment banks that could advise it on the procedures and costs associated with a reverse stock split.

      From August 2005 through September 2005, our Board of Directors was informed of the shareholder approval requirements of effecting a reverse stock split. Our Board of Directors reached a consensus to pursue a reverse stock split and to hold a special meeting of shareholders before the compliance date of Section 404 of Sarbanes-Oxley. Subsequent to these meetings, however, our
Board of Directors began exploring various acquisition opportunities culminating with the acquisition of an 80% equity interest of Collins on October 31, 2006.

      At the November 15, 2006 meeting of the Board of Directors, the Board of
Directors discussed the increasing costs of maintaining registered stock and evaluated the merits of a shareholder reduction transaction that would allow deregistration of the Common Stock. The Board of Directors also discussed alternatives to effectuate a shareholder reduction transaction. After a full discussion, the Board of Directors concluded that the objective of deregistration warranted further study. It was also the consensus of the Board of Directors to evaluate a reverse stock split as a means to reduce the number of our shareholders. The Board of Directors also authorized the independent directors to engage a financial advisor to the Board of Directors to evaluate a reverse stock split as well as other means to delist and deregister our shares of Common Stock. Subsequent to such November 15, 2006 meeting, Capitalink was engaged.

      On December 22, 2006, our Board of Directors formally appointed the
Independent Committee and was advised by counsel as to recent changes in Section
404 of Sarbanes-Oxley including an extension to fiscal years ending on or after
December 15, 2007 of the date that non-accelerated filers are required to provide management's assessment regarding internal control over financial reporting and an extension to fiscal years ending on or after December 15, 2008 for non-accelerated filers of the auditor attestation requirement. Our Board of
Directors was also advised of other changes to Section 404 of Sarbanes-Oxley for non-accelerated filers. After reviewing these changes to Sarbanes-Oxley, our
Board of Directors decided to continue exploring whether to delist and deregister our shares of Common Stock. Our Board of Directors then reviewed the increasing costs of operating as a reporting company and evaluated the merits of delisting and deregistering our shares of Common Stock. In addition to the reverse stock split, our Board of Directors reviewed other alternatives to decrease the number of our shareholders. Our Board of Directors then asked
Capitalink to provide a presentation of the various alternatives to effectuate a shareholder reduction transaction.

      At a meeting held on December 28, 2006, Capitalink provided its presentations concerning the various alternatives to effectuate a shareholder reduction transaction in addition to a reverse stock split. These alternatives included an Issuer Tender Offer, a traditional stock repurchase program and an odd-lot repurchase program. Capitalink also discussed the next steps with respect to a Reverse/Forward Stock Split and the advantages of a Reverse/Forward
Stock Split. Our Board of Directors also discussed the fiduciary duties associated with the proposed Reverse/Forward Stock Split and the Right of First
Refusal, the structure of each of such proposals, and the disclosure alternatives available upon deregistration of our Common Stock. The Board of
Directors also asked management to further evaluate a Reverse/Forward Stock
Split.

      Throughout January 2007, Capitalink began conducting management telephonic interviews and securing projections for its financial modeling.

      At the January 23, 2007 meeting of the Board of Directors, the Board of
Directors met with counsel and representatives of Capitalink to discuss various issues related to the Reverse/Forward Stock Split, Right of First Refusal and
the Authorized Share Reduction. The Board of Directors was informed that
Capitalink anticipated completing its analysis by February 9, 2007. The discussion then focused on the number of shares held by registered shareholders and beneficial holders and the procedure for making the transaction available to beneficial holders. The Board of Directors also discussed various ratios that might be used to effect the reverse stock split with the goal of bringing the number of record holders well below the 300 threshold requirement to deregister.
The consensus of the Board of Directors was that if the Company proceeded with the Reverse/Forward Stock Split then subject to the receipt of a fairness opinion, the cash consideration to be paid to Cashed Out Shareholders should be based on the closing sales price of the Common Stock as reported on the OTC
Electronic Bulletin Board on the trading day immediately prior to approval of the Board of Directors. The Board of Directors also asked management to provide further information concerning the cost of the Reverse/Forward Stock Split and the savings relating to a deregistration. It was agreed that the Board should hold another meeting on February 10, 2007.

      On February 9, 2007 the closing price of the Common Stock, as reported by the OTC Electronic Bulletin Board was $13.62. At a special Board of Directors meeting on February 10, 2007, Capitalink discussed its analysis with the Board of Directors. Capitalink presented the Board of Directors with information regarding trading history including volume and prices of the Company's Common
Stock and, in particular, noted that following the Collins acquisition the mean trading volume was 14,047 shares per day, but since December 2006, the mean and median trading daily volume was approximately 2,999 and 1,820 shares respectively. They also noted that the per share consideration of $13.62 is very close to the Company's 52-week closing price high of $13.70 and does not include a premium for control over the outstanding shares of Common Stock. Capitalink then reviewed its evaluation process, the various methodologies that were used and analysis of relevant factors. Capitalink delivered its oral opinion that the per share consideration of $13.62 is fair, from a financial point of view, to the Unaffiliated Shareholders. The information presented to the Board of
Directors by Capitalink is described more fully under the heading "Opinion of
Financial Advisor." Following Capitalink's presentation, management presented its final evaluation, including the costs and expenses of remaining a public company, the merits of a private company verses a public company and an analysis of a reverse split ratio of 1-200. The Board then, after full discussion as to the fairness of the Reverse/Forward Stock Split, unanimously recommended the proposed Reverse/Forward Stock Split and Right of First Refusal, including recommendations that (a) the Reverse/Forward Stock Split ratio of 1-to-200 be used, (b) the consideration for fractional share interests to be paid to Cashed
Out Shareholders would be set at $13.62 per pre-split share, and (c) that the
Right of First Refusal be recommended to the shareholders for adoption.

      On February 10, 2007, Capitalink delivered its written opinion to the
Board of Directors and on February 12, 2007, the Company issued a press release announcing its approval of the Reverse/Forward Stock Split.

      Other than Capitalink, no other outside party prepared or presented any reports, presentations, analyses or opinions in connection with the
Reverse/Forward Stock Split and the Company did not retain any other investment firm.

      All of the members of the Board of Directors and the Independent Committee
attended each meeting of the Board of Directors and Independent Committee, respectively, outlined in this section and participated in each discussion regarding the proposed transaction, and each matter approved by the Board of
Directors was unanimously approved by the full Board of Directors.

SPECIAL FACTORS

PURPOSE OF THE REVERSE STOCK SPLIT

      By purchasing the shares of the holders of fewer than 200 shares, we will:

      o  Provide the opportunity for shareholders holding fewer than 200 shares of Common Stock to sell holdings without having to pay brokerage commissions and other transaction costs;

      o  Reduce the number of our shareholders of record to fewer than 300 persons, which will allow us to terminate the registration of the
         Common Stock under Section 12(g) of the Exchange Act and suspend our duty to file periodic reports with the SEC;

      o  Eliminate the administrative burden and expense of maintaining small shareholder accounts; and

      o  Cause minimal disruption to shareholders owning 200 or more shares of
         Common Stock.

PURPOSE OF THE FORWARD STOCK SPLIT

      Effecting the forward stock split immediately after the reverse stock split benefits us by preventing the Common Stock from having an unusually high value per share, which tends to decrease the liquidity of shares. The forward stock split is also advantageous because it foregoes the added administrative expense of re-issuing stock certificates to the Continuing Shareholders since the number of shares of Common Stock held by them will not change.

REASONS - PROJECTED COST SAVINGS AS A RESULT OF DEREGISTRATION

      We incur direct and indirect costs associated with the filing and reporting requirements imposed on SEC reporting companies. As an SEC reporting company, we are required to prepare and file with the SEC, among other items, the following:

      o  Annual Reports on Form 10-KSB;

      o  Quarterly Reports on Form 10-QSB;

      o  Proxy statements and annual reports required by Regulation 14A under the Exchange Act; and

      o  Current Reports on Form 8-K.

      In addition, we pay for the costs of preparing our directors' and officers' Section 16(a) reports (Forms 3, 4 and 5) and Section 13(d) reports
(Schedule 13D or Schedule 13G) (for directors or officers that are 5%
shareholders). The costs associated with these reports and other filing obligations are a significant overhead expense, including professional fees for our accountants and legal counsel, printing and mailing costs, internal compliance costs, and transfer agent costs. In addition to these direct costs, the filing requirements consume a significant amount of management's time, diverting their attention from ongoing business management concerns. These related costs have been increasing over recent years, and we believe that they will continue to increase, particularly as a result of the additional reporting and disclosure obligations imposed on SEC reporting companies by the recently enacted Sarbanes-Oxley.

      Based on our historical costs, the Board of Directors believes that by deregistering the Common Stock and suspending our periodic reporting obligations, we will experience an annual cost savings/cost avoidance of approximately $710,000. We will also save an estimated $1.5 million in one-time costs that would otherwise be expected to be incurred in order to comply with
Section 404 of Sarbanes-Oxley.

BNS HOLDING
ESTIMATED COST SAVINGS OF DEREGISTRATION

                                                     ------------------------------------------
                                                     Estimated       Estimated    Estimated
                                                     Annual          One-time     Annual Post
                                                     Historical      Compliance   Split
                                                                     Costs
                                                     ------------------------------------------
ESTIMATED COMPLIANCE COSTS

Audit Fees
       BNS                                               45              25           --
       Collins                                          300             300          200
       Quarterly Review Fees                             40              --

Third Party Planning, testing and documentation          --             600           --

Shareholder services                                     25              --           10

Legal and advisory fees
       Annual Reports on Form 10-KSB                     50                           --
       Quarterly Reports on Form 10-QSB                  45                           --
       Annual Proxy Statements and Annual                50                           --
       Meeting
       Current Reports on Form 8-K                       25                           --
       Other filing fees (Forms 3, 4, 5,                 10                           50
       etc.)

Extent Management Fees                                  180                           --

Internal Management Costs relating to Compliance        200             550

                                                     ------------------------------------------
TOTAL COSTS                                             970           1,475          260
                                                     ------------------------------------------

                                                                      ---------
ANNUAL COSTS SAVINGS                                                    710
                                                                      ---------

      The cost savings/cost avoidance figures set forth above are only estimates. The actual cost savings/cost avoidance we will realize from no longer being a public reporting company may be higher or lower than such estimates.
Estimates of the cost savings/cost avoidance to be realized if the
Reverse/Forward Stock Split is consummated are based upon (i) the actual costs to us of the services and disbursements in each of the categories listed above that were reflected in our recent financial statements and (ii) the allocation to each category of management's estimates of the portion of the expenses and disbursements in such category believed to be solely or primarily attributable to our public reporting company status.

      In some instances, management's cost saving/cost avoidance expectations were based on information provided by third parties or upon verifiable assumptions. For example, our independent accountants have informed us, informally, that there will be a reduction in auditing fees if we no longer continue as a public reporting company. In addition, the costs associated with retaining legal counsel to assist with complying with the Exchange Act reporting requirements will be eliminated if we no longer file reports with the SEC and are otherwise not required to comply with the disclosure requirements that apply to public reporting companies.

      HISTORICAL FEES

      Estimated cost savings/cost avoidance reflect, among other things:(i) a reduction in audit and related fees, (ii) a reduction in legal fees related to securities law compliance, (iii) the elimination of costs associated with filing periodic reports with the SEC, (iv) the reduction in management time spent on compliance and disclosure matters attributable to our Exchange Act filings, (v)
the lower risk of liability that is associated with non-reporting (as distinguished from public reporting) company status and the associated savings due to lower directors and officers insurance premiums, and (vi) the reduction in direct miscellaneous clerical and other expenses.

      SECTION 404 FEES

      The consummation of the Reverse/Forward Stock Split and subsequent deregistration of the Common Stock would result in a significant one-time cost savings/cost avoidance due to us not being subject to the new internal control audit requirements imposed by Section 404 of Sarbanes-Oxley. While Section 404 of Sarbanes-Oxley is being amended to reduce the burden on smaller capitalized companies like us, we still believe that to comply with the internal control audit requirements of Section 404 of Sarbanes-Oxley, we would require significant expenditures, including costs related to computer software and hardware, fees to third parties for compliance planning, assessment, documentation and testing, and costs related to internal personnel. Such costs are estimated to be approximately $1.5 million for the first year of compliance, approximately 50% more than the projected cost of implementing the
Reverse/Forward Stock Split of approximately $1.04 million.

      OTHER SARBANES-OXLEY COMPLIANCE FEES

      We expect the actual cost savings/cost avoidance of being a non-reporting company to be much greater than simply eliminating the estimated historical out-of-pocket costs. As a result of recent corporate governance scandals, the legislative and litigation environment resulting from those scandals, the costs of being a public reporting company in general, and the costs of our remaining a public reporting company in particular, are expected to continue to increase in the near future. Moreover, new legislation, such as Sarbanes-Oxley, will likely continue to have the effect of increasing the compliance burdens and potential liabilities of being a public reporting company. This and other proposed legislation will likely continue to increase audit fees and other costs of compliance such as securities counsel fees, increase outside director fees and increase potential liability faced by our officers and directors.

REASONS - INABILITY TO REALIZE BENEFITS NORMALLY ASSOCIATED WITH
PUBLIC REPORTING COMPANY STATUS

      An additional reason for deregistering the shares of Common Stock relates to our inability to realize many of the benefits normally presumed to result from being a public reporting company, such as the following:

      o  We have not had the opportunity to acquire other businesses using stock as consideration and do not presently intend to do so.

      o  We have not accessed the capital markets in such a manner in recent years and do not presently intend to do so.

      o  In recent years, we have not used the Common Stock to attract, retain and motivate employees.

      o  Due to our size and other factors, we have not enjoyed an appreciable enhancement in company image as a result of our public reporting company status.

      It should also be noted that we hold an 80% equity interest in Holdings, the entity that owns Collins, and have no other operating business. Collins was previously a publicly held company and it deregistered from being a public reporting company in part because its Board of Directors believed that Collins derived no material benefit from being a public reporting company.

COSTS OF PROXY SOLICITATION AND THE REVERSE/FORWARD STOCK SPLIT

      We will pay the cost of preparing, assembling and mailing this proxy soliciting material and Notice of Annual Meeting of Shareholders. Solicitation
by mail, telephone, facsimile, or personal solicitation may also be undertaken by our directors, executive officers, or regular employees, for which they will receive no additional compensation. Brokerage houses and other nominees, fiduciaries, and custodians nominally holding shares of Common Stock as of the
Record Date will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by us for their reasonable expenses.

                                       10

      The following is an estimate of the costs incurred or expected to be incurred by us in connection with the Reverse/Forward Stock Split. Final costs of the transaction may be greater or less than the estimates shown below. We intend to fund these costs from our working capital.

                                                       (Dollars in Thousands)

         Proxy Filing, drafting, etc                             100
         Fairness Opinion                                         95
         External Management Costs                                50
         Internal Management Costs                                50
                                                               -----
         Total                                                   295

         Estimated Cash Paid to Cashed Out Shareholders          749
                                                               -----

         Total Cash Requirement                                1,044
                                                               =====

EFFECTS ON SHAREHOLDERS

      The Reverse/Forward Stock Split will have an immaterial effect on the percentage ownership of both the Affiliated Shareholders (a slight increase in percentage ownership) and Unaffiliated Shareholders (a slight decrease in percentage ownership). The following table indicates the respective changes on a pro forma basis.

----------------------------------------------------------------------------------------------------------------------------
                                              Other Affiliated
                              Steel           Shareholders                                                Currently
                              Partners        (Directors &       Total Affiliated    Unaffiliated         Outstanding -
                              II, L.P.        Officers)          Shareholders        Shareholders         Total
                              --------        ---------          ------------        ------------         -------------
----------------------------------------------------------------------------------------------------------------------------
Beneficial Ownership /        1,264,880       77,900             1,342,780          1,693,164             3,035,944
Percentage of  Outstanding
                              41.7%           2.6%               44.2%               55.8%
----------------------------------------------------------------------------------------------------------------------------
Estimated                                                                            (54,999)             (54,999)
Repurchased  through
Reverse/Forward
Stock Split
(Treasury  Shares)
----------------------------------------------------------------------------------------------------------------------------
Pro Forma Beneficial          1,264,880       77,900             1,342,780           1,638,165            2,980,945
Ownership / Percentage of
Outstanding                   42.8%           2.6%               45.0%               55.0%
----------------------------------------------------------------------------------------------------------------------------

                                       11

      As shown in the table above, we expect the Affiliated Shareholders to be
Continuing Shareholders and that the percentage ownership of Affiliated
Shareholders as a group would increase from 44.2% before the Reverse/Forward
Stock Split to 45.0% after the Reverse/Forward Stock Split. It must be noted
that the slight change in the percentage of Common Stock collectively beneficially owned by the Affiliated Shareholders does not significantly affect
Steel's or the other Affiliated Shareholder's beneficial ownership.

      The effects of the Reverse/Forward Stock Split would vary based on whether or not all or any portion of the shareholder's shares would be cashed out in the transaction. The determination of whether or not any particular shares of Common
Stock would be cashed out in the Reverse/Forward Stock Split would be based on whether the holder of those shares holds fewer than 200 shares of Common Stock and whether such shares are held of record or in street name with a broker or other nominee. Because a shareholder may hold a portion of her shares of record and a portion of her shares in street name, a shareholder may have a portion of her shares subject to the terms of the Reverse/Forward Stock Split and a portion not subject to the Reverse/Forward Stock Split depending on the procedures and determination of her broker or other nominee.

      If you would otherwise be a Cashed Out Shareholder as a result of your owning fewer than 200 shares of Common Stock, but you would rather continue to hold Common Stock after the Reverse/Forward Stock Split and not be cashed out, you may do so by taking either of the following actions:

      o  Purchase a sufficient number of additional shares of Common Stock on the open market and have them registered in your name and consolidated with your current record account, if you are a record holder, or have them entered in your account with a nominee (such as your broker or bank) in which you hold your current shares so that you hold at least
         200 shares of Common Stock in your record account immediately before the Effective Date of the Reverse/Forward Stock Split; or

      o  If applicable, consolidate your accounts so that together you hold at least 200 shares of Common Stock in one record account immediately before the Effective Date of the Reverse/Forward Stock Split.

      You will have to act far enough in advance so that the purchase of any
Common Stock and/or consolidation of your accounts containing Common Stock is completed by the close of business prior to the Effective Date of the
Reverse/Forward Stock Split. The Effective Date is the date upon which the
Certificates of Amendment to our Certificate of Incorporation become effective and may not be prior to the date of the Annual Meeting.

EFFECTS ON BNS HOLDING, INC.

      If consummated, the Reverse/Forward Stock Split will permit us to terminate the registration of the Common Stock under the Exchange Act. We intend to apply for termination of such registration as soon as practicable after the
Reverse/Forward Stock Split. After the Reverse/Forward Stock Split, our Common
Stock will remain eligible for quotation on the "pink sheets." In addition, because only market makers (and not us) may quote our Common Stock in the "pink

                                       12

sheets," we cannot guarantee that our Common Stock will always be available for trading in the "pink sheets." The Company intends to continue to provide shareholders with annual audited financial statements and quarterly financial information. These documents will not be as detailed or extensive as the information the Company was required to file with the SEC or has provided to its shareholders in the past.

      As a result of the Reverse/Forward Stock Split, our aggregate shareholders' equity at the Effective Date would be reduced from approximately
$18.8 million on a historical basis (as of January 31, 2007) to $17.8 million on a pro forma basis.

      We have no current plans to issue Common Stock after the Reverse/Forward
Stock Split other than pursuant to the 1999 Equity Incentive Plan, but we reserve the right to do so at any time and from time to time at such prices and on such terms as our Board of Directors determines to be in our best interests.
Continuing Shareholders will not have any preemptive or other preferential rights to purchase any of our stock that we may issue in the future, unless such rights are specifically granted to the shareholders.

      While we have no present plan to do so, after the Reverse/Forward Stock
Split has been consummated, we may, from time to time, repurchase shares of
Common Stock pursuant to a repurchase program, privately negotiated sale, or other transaction. Whether or not we seek to purchase shares in the future will depend on a number of factors, including our financial condition, operating results, and available capital at the time.

      If implemented, the Reverse/Forward Stock Split will not have any effect on the compensation to be received by our directors or executive officers or on our employment arrangements with our executive officers.

      NO CHANGE IN AUTHORIZED CAPITAL OR PAR VALUE

      Subject to the approval of the proposal to reduce our authorized capital, immediately after giving effect to the Reverse/Forward Stock Split, our authorized capital will remain at 33,000,000 shares of common stock, $.01 par value, divided into three classes consisting of: (i) 30,000,000 shares of Class
A Common Stock, (ii) 2,000,000 shares of Class B Common Stock and (iii)
1,000,000 shares of Class B Participating Preferred Stock. Additionally, the par
value of the Common Stock will remain $0.01 per share following consummation of the Reverse/Forward Stock Split. We intend to consider all shares of Common
Stock purchased by us from Cashed Out Shareholders as treasury stock.

      FAILURE TO EFFECT REVERSE/FORWARD STOCK SPLIT

      Even if shareholder approval of the Reverse/Forward Stock Split is obtained, the Board of Directors does not guarantee that it will implement the
Reverse/Forward Stock Split if it determines that the Reverse/Forward Stock
Split (i) would result in the number of shareholders of record remaining to be
300 or more or (ii) would not be in our best interest. As a result, we would continue to be a public reporting company and would continue to file annual and quarterly reports on Form 10-KSB and Form 10-QSB. The Board of Directors
considered the possibility that the Reverse/Forward Stock Split may not be implemented.

                                       13

      ANTICIPATED ACCOUNTING TREATMENT

      We anticipate accounting for the purchase of the outstanding Common Stock from shareholders in the Reverse/Forward Stock Split as treasury stock.

      REGULATORY APPROVALS

      We are not aware of any material governmental or regulatory approval required for completion of the Reverse/Forward Stock Split, other than compliance with the relevant federal and state securities laws and the corporate laws of the State of Delaware.

ALTERNATIVES TO THE REVERSE/FORWARD STOCK SPLIT

      In making the determination to proceed with the Reverse/Forward Stock
Split, the Board of Directors and the Independent Committee also considered the feasibility of certain other alternative transactions, as described below:

      o  ISSUER TENDER OFFER. The Board of Directors and the Independent
         Committee also considered the feasibility of an issuer tender offer to repurchase the shares of Common Stock held by our Unaffiliated
         Shareholders. A principal disadvantage of this type of transaction relates to our ability or willingness to secure the debt financing needed to effect a tender offer in which there is full participation by
         Unaffiliated Shareholders. In addition, due to the voluntary nature of such a transaction, we would have no assurance that the transaction would result in a sufficient number of shares being tendered. Moreover, the tender offer rules regarding the treatment of shareholders, including pro-rata acceptance of offers from shareholders, make it difficult to ensure that we would be able to significantly reduce the number of record shareholders. As a result of these disadvantages, the
         Board of Directors and the Independent Committee determined not to pursue this alternative.

      o  PARTIAL CASH-OUT MERGER. The Board of Directors and the Independent
         Committee also considered the feasibility of a transaction in which we would cash out shareholders owning less than a specified number of shares by merging a newly-formed subsidiary with and into our operations. While the effect of this transaction would be similar to that of the Reverse/Forward Stock Split, the Board of Directors and the
         Independent Committee rejected this alternative because the proposed
         Reverse/Forward Stock Split would be simpler and more cost-effective than a partial cash-out merger.

      o  TRADITIONAL STOCK REPURCHASE PROGRAM. The Board of Directors and the
         Independent Committee also considered a plan whereby we would periodically repurchase shares of the Common Stock on the open market at the then current market price. We rejected such an approach.
         Repurchasing enough shares in this manner to enable us to deregister under the Exchange Act would likely take an extended period of time, have no assurance of success and be of undeterminable cost.

                                       14

      o  ODD-LOT REPURCHASE PROGRAM. The Board of Directors and the Independent
         Committee also considered the feasibility of a transaction in which we would announce to our shareholders that we would repurchase, at a designated price per share, the shares of common stock held by any shareholder who holds less than a specified number of shares (e.g. that is fewer than 200 shares) and who offers such shares for sale pursuant to the terms of the program. A principal disadvantage of such an approach, however, results from the voluntary nature of the program.
         Because shareholders would not be required to participate in the program, we could not be certain at the outset whether a sufficient number of odd-lot shareholders would participate and thereby result in the number of shareholders being reduced to below 300. In terms of timing, such a program, especially after giving effect to any extensions of deadlines for tendering into the program, would likely necessitate a longer time frame than that of the Reverse/Forward Stock
         Split. As a result of these disadvantages, the Board of Directors and the Independent Committee rejected this alternative.

      o  REVERSE/FORWARD STOCK SPLIT WITHOUT A FORWARD STOCK SPLIT. The Board of
         Directors and the Independent Committee also considered this alternative, which would accomplish the objective of reducing the number of our shareholders below the 300 threshold. In a reverse stock split without a subsequent forward stock split, we would acquire not only the interests of the cashed out shareholders, but also the fractional share interests of those shareholders who are not cashed out as compared to the proposed transaction in which only those shareholders whose shares are converted to fewer than one whole share after the reverse stock split would have their fractional interests cashed out; and all fractional interests held by shareholders holding more than one whole share after the reverse stock split would be reconverted to whole shares in the forward stock split). The Board of
         Directors and the Independent Committee rejected this alternative due to the higher cost involved. In addition, effecting the forward stock split immediately after the reverse stock split benefits us by (i)
         preventing the Common Stock from having an unusually high value per share, which tends to decrease the liquidity of shares, and (ii)
         avoiding the need to adjust the exercise price of any awards previously granted under the 1999 Equity Incentive Plan. Having a forward stock split is also advantageous because it foregoes the added administrative expense of re-issuing stock certificates to the Continuing Shareholders because the number of shares of Common Stock held by them will not change.

      o  MAINTAINING THE STATUS QUO. The Board of Directors and the Independent
         Committee also considered maintaining the status quo. In that case, we would continue to incur the expenses of being a public reporting company and enjoy the benefits traditionally associated with having public reporting company status. The Board of Directors and the
         Independent Committee believe that maintaining the status quo is not in our best interests and rejected this alternative.

                                       15

ADVANTAGES AND DISADVANTAGES OF THE
REVERSE/FORWARD STOCK SPLIT

      In their discussions, the Board of Directors and the Independent Committee
considered the following advantages and disadvantages of the Reverse/Forward
Stock Split. The Board of Directors and the Independent Committee did not assign specific weight to the following factors in a formulaic fashion, but did place special emphasis on the opportunity for Unaffiliated Shareholders to sell their holdings at a premium without paying brokerage commissions, as well as the significant cost and time savings for us.

         ADVANTAGES OF THE REVERSE/FORWARD STOCK SPLIT ARE:

      o     To the Company

               o  By deregistering our Common Stock, we expect to save $0.7 million annually on costs related to being a publicly
                  reporting company and $1.5 million in one-time Sarbanes Oxley compliance costs. For more information with respect to
                  projected savings, please see the Section "Projected Cost
                  Savings As a Result of Deregistration."

               o  With no public reporting obligations, we may be able to control dissemination of certain business information.

      o     To the Unaffiliated Shareholders

               o  Opportunity for Unaffiliated Shareholders holding fewer than
                  200 shares of Common Stock to sell holdings at a premium based on historical market prices and Going Concern, Net Book Value, and Discounted Cash Flows without having to pay brokerage
                  commissions and other transaction costs.

               o  If an Unaffiliated Shareholder is not Cashed Out, it will be able to share in the future increases in value of the Common
                  Stock.

               o  If an Unaffiliated Shareholder is not Cashed Out, there will be no material change in percentage ownership, and the
                  corresponding share of net book value and net earnings of the
                  Company, of such Unaffiliated Shareholders. The total number of shares held by Unaffiliated Shareholders will be reduced by an estimated approximately 54,999 shares. The total percentage ownership interests of the Unaffiliated Shareholders will thus be reduced from 55.8% to 55.0%, a decline of 0.8 percentage points, with a corresponding reduction in the interest of the
                  Unaffiliated Shareholders in the net book value and net
                  earnings of the Company.

                                       16

      o     To the Affiliated Shareholders

               o  No material change in percentage ownership, and the
                  corresponding share of net book value and net earnings of the
                  Company, of Continuing Shareholders. While the number of
                  shares held by Steel Partners will not change as a result of the transaction, we estimate that the percentage ownership of outstanding shares of Common Stock by Steel Partners will
                  increase from 41.7% to 42.4% after the Reverse/Forward stock
                  Split , or an increase of 0.7 percentage points, with a
                  corresponding increase in the interest of Steel Partners in the net book value and net earnings of the Company. The
                  percentage ownership of all Affiliated Shareholders with
                  increase from 44.2% to 45.0%, or an increase of 0.8 percentage points, with a corresponding increase in the interest of the
                  Affiliated Shareholders in the net book value and net earnings of the Company.

               o  Ability to share in the future increases in value of the
                  Common Stock.

         DISADVANTAGES OF THE REVERSE/FORWARD STOCK SPLIT ARE:

      o     To the Company

               o  Possible significant decline in the value of the Common Stock.

               o  No assurance as to the type, form and frequency of the
                  information that we will provide since we will not be subject to the Exchange Act.

               o  Our executive officers will not certify the financial
                  statements that we may be issuing to our shareholders.

               o  Our ability to attract and retain executives and other
                  employees using stock options will be reduced since our Common
                  Stock is less liquid.

               o  Our ability to use our Common Stock to acquire other companies will be reduced.

               o  We may find it more difficult to access the public equity and debt markets.

               o  Our vendors and customers may have more difficulty determining our creditworthiness.

      o     To Unaffiliated Shareholders

               o  If an Unaffiliated Shareholder is Cashed Out, such
                  Unaffiliated Shareholder will be unable to participate in any future increases in value of Common Stock.

               o  If an Unaffiliated Shareholder is not Cashed Out, there will be substantial reduction of public sale opportunities of
                  Common Stock held.

                                       17

               o  If Unaffiliated Shareholder is not Cashed Out, its ability to receive publicly available information concerning the Company will be reduced due to the termination of public reporting company obligations and reduction of publicly available
                  information.

      o     To Affiliated Shareholders

               o  Termination of public reporting company obligations and reduction of publicly available information.

FAIRNESS DETERMINATION OF THE BOARD OF DIRECTORS AND INDEPENDENT COMMITTEE

      The Board of Directors and the Independent Committee believe that the factors mentioned above, when viewed together, support a conclusion that the
Reverse/Forward Stock Split is substantively fair to our Unaffiliated
Shareholders because under the proposed Reverse/Forward Stock Split, Cashed Out
Shareholders will receive an amount per share of Common Stock which represents a premium over current and historical market prices and net book value of the
Common Stock and represents a fair price within the range of prices determined by a discounted cash flow analysis, which includes going concern and net book values.

      In addition, the Board of Directors and the Independent Committee
determined that the Reverse/Forward Stock Split is substantively fair to
Unaffiliated Shareholders, in part because it provides them an opportunity to liquidate their holdings at a fair price without brokerage commissions at a price that does not prejudice the Continuing Shareholders (it should be noted
that during the past two years we have not purchased any of our Common Stock).
As described above, the Board considered the fact that unaffiliated stockholders could buy more shares to increase their beneficial ownership to at least 200 shares or conversely sell their shares in the open market to bring their beneficial ownership below 200 shares of Common Stock.

      It should be noted that the Board of Directors did not perform a market check to locate a buyer for the Company. The Board decided to forgo a market check because it did not believe a sale of the Company would result in an increased benefit to our Unaffiliated Shareholders because our Board of
Directors believes that the value of the consideration to be received in any sale would be significantly offset by the significant reduction in the value of the Company's net operating losses that could be used to offset future earnings from taxes. As of January 31, 2007, the Company had net operating losses of approximately $54 million. In addition, the proposal does not require the approval of our Unaffiliated Shareholders, nor did our Board of Directors retain an unaffiliated representative to act solely on behalf of our Unaffiliated
Shareholders for purposes of negotiating the terms of the transaction. Our Board of Directors believes that even though there was no market check or approval by our Unaffiliated Shareholders, there are safeguards for our Unaffiliated
Shareholders, including that the proposal has been unanimously approved by all of the independent members of the Board of Directors and the Board of Directors retained Capitalink to provide a fairness opinion as to the fairness from a financial point of view of the transaction to our Unaffiliated Shareholders.

                                       18

      We have not made any special provision in connection with the
Reverse/Forward Stock Split to grant shareholders access to our corporate files or to obtain counsel or appraisal services at our expense, as the Board of
Directors did not consider these steps necessary to ensure the fairness of the
Reverse/Forward Stock Split. The Board of Directors determined that such steps would be costly, time consuming, and would not provide any meaningful additional benefits. With respect to shareholders' access to our corporate files, the Board of Directors determined that this proxy statement, together with our other filings with the SEC, provide adequate information for shareholders to make an informed decision with respect to the Reverse/Forward Stock Split. In addition,
Delaware law and our Certificate of Incorporation give shareholders the right to review our relevant books and records of account.

      Thereafter, in determining the fairness of the Reverse/Forward Stock Split at its February 10, 2007 meeting, the Board of Directors considered the factors discussed below. In addition, the Board of Directors reviewed the various advantages and disadvantages of the proposal as set forth under the Section
"Advantages and Disadvantages of the Reverse/Forward Stock Split Over Other
Alternatives Considered." The Board of Directors believes that the
Reverse/Forward Stock Split is substantively fair to the Company's Unaffiliated
Shareholders, including both Cashed Out Shareholders and Continuing
Shareholders, in light of these factors. The Board of Directors did not assign specific weight to the following factors in a formulaic fashion. Moreover, in their considerations, individual directors may have given differing weights to different factors. However, the Board of Directors did place special emphasis on the significant cost and time savings we expect the Company to realize from deregistration of our shares of Common Stock.

      SIGNIFICANT COST AND TIME SAVINGS. By deregistering the shares of Common
Stock and suspending our reporting obligations under the Exchange Act, we expect to realize recurring annual cost savings of approximately $710,000 and a one-time savings of approximately $1.5 million that we would otherwise expect to incur due to compliance with the internal controls audit requirements of Section
404 of the Sarbanes-Oxley Act.

      CURRENT AND HISTORICAL MARKET PRICES. The Board of Directors took into consideration that, historically, the market for the shares of Common Stock has not been very liquid. While the price per share of the Common Stock has increased since the Collins transaction, the trading volume is still very limited. The average trading volume of the shares of Common Stock since the closing of the Collins transaction is 14,047 shares. However, since December
2006, the trading volume in our Common Stock has declined to a mean and median trading volume of approximately 2,999 and 1,820 shares respectively. Moreover, the per share consideration of $13.62 is very close to the Company's 52 week closing price high of $13.70.

      LIQUIDATION ANALYSIS/NET BOOK VALUE. The Board of Directors did not
consider a net book value analysis based on the determination of Capitalink that neither a net book value analysis nor a liquidation analysis would derive an indicative value in excess of the going concern value and therefore such analysis was not warranted.

      GOING CONCERN VALUATION. As part of its assessment, the Board of Directors considered Capitalink's going concern valuation for the Company, and adopted such analysis as its own. This analysis is discussed below under the Section
"Opinion of Financial Advisor."

                                       19

      OPINION OF FINANCIAL ADVISOR. The Board of Directors engaged Capitalink to provide the Fairness Opinion. The Board of Directors reviewed and considered the financial analyses and conclusions presented to the Board of Directors in connection with the Fairness Opinion and adopted all of Capitalink's analyses and conclusions as its own. Those analyses included the historical and current market prices for shares of Common Stock and discounted cash flows. A copy of the Fairness Opinion is attached as Annex B to this proxy statement and is incorporated herein by reference. In addition, you should read the discussion under the Section "Opinion of Financial Advisor."

      EQUAL TREATMENT OF AFFILIATED AND UNAFFILIATED HOLDERS OF SHARES OF COMMON
STOCK. The Reverse/Forward Stock Split will not affect holders of shares of
Common Stock differently on the basis of affiliate status. The sole determining factor in whether a shareholder will be a Cashed Out Holder or Continuing
Shareholder as a result of the Reverse/Forward Stock Split is the number of shares of Common Stock held by the shareholder immediately prior to the
Reverse/Forward Stock Split. Currently, all affiliated holders are record holders of at least 200 shares and, therefore, it is anticipated that each of them will remain a shareholder of the Company after the Reverse/Forward Stock
Split.

      PURCHASE PRICES PAID FOR REPURCHASES OF SHARES OF COMMON STOCK. Prices
paid by the Company in past repurchases of shares of Common Stock were not given any weight because the Company has not repurchased any shares in the last two years.

      FIRM OFFERS. No firm offers to purchase the Company have been made during the past two calendar years or during the current calendar year. We have not received any firm offers to purchase the Company, and the Board of Directors did not seek out any such offers. The Board of Directors believes that a sale of the
Company is not in our best interests or the best interests of our shareholders, customers, employees or community at this time.

      CONCLUSION. The Board of Directors believes that all of the factors mentioned above, both favorable and unfavorable, when viewed together support a conclusion that the Reverse/Forward Stock Split are fair to all of the Company's shareholders, including the Unaffiliated Shareholders.

OPINION OF FINANCIAL ADVISOR

      Capitalink is an investment banking firm that, as part of its investment banking business, regularly is engaged in the evaluation of businesses and their securities in connection with mergers, acquisitions, corporate restructurings, private placements, and for other purposes. The Independent Committee, on behalf of the Board of Directors, unanimously agreed to engage Capitalink because
Capitalink is a nationally recognized investment-banking firm with substantial expertise in transactions similar to the Reverse/Forward Stock Split and has familiarity with our books and records, having recently assisted us in the
Collins transaction.

      Capitalink made a presentation to the Board of Directors on February 10,
2007 and subsequently delivered its written opinion to the independent committee of the Board of Directors, which stated that, as of February 10, 2007, and based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, the cash consideration per share to be

                                       20

paid out to the Unaffiliated Shareholders who are Cashed Out Shareholders in the
Reverse/Forward Stock Split is fair, from a financial point of view, to the
Unaffiliated Shareholders who are Cashed Out Shareholders. The amount of the cash consideration per share was determined by the Board of Directors and not pursuant to recommendations of Capitalink. The full text of the written opinion of Capitalink is attached as Annex B and is incorporated by reference into this proxy statement.

      You are urged to read the Capitalink opinion carefully and in its entirety for a description of the assumptions made, matters considered, procedures followed and limitations on the review undertaken by Capitalink in rendering its opinion. The summary of the Capitalink opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

      The Capitalink opinion is for the use and benefit of the Board of
Directors in connection with its consideration of the Reverse/Forward Stock
Split and is not intended to be and does not constitute a recommendation to you as to how you should vote or proceed with respect to the Reverse/Forward Stock
Split. Capitalink was not requested to opine as to, and its opinion does not in any manner address, the relative merits of the Reverse/Forward Stock Split as compared to any alternative business strategy that might exist for us, our underlying business decision to proceed with or effect the Reverse/Forward Stock
Split, and other alternatives to the Reverse/Forward Stock Split that might exist for us. Capitalink does not express any opinion as to our underlying valuation or future performance or the price at which our securities might trade at any time in the future.

      In arriving at its opinion, Capitalink took into account an assessment of general economic, market and financial conditions, as well as its experience in connection with similar transactions and securities valuations generally. In so doing, among other things, Capitalink:

   o  Reviewed publicly available financial information and other data with respect to us that Capitalink deemed relevant, including the Annual Report on Form 10-KSB for the year ended October 31, 2006 and the Current Report on Form 8-K filed November 6, 2006.
   o  Reviewed non-public information and other data with respect to us that
      Capitalink deemed relevant, including the internal consolidating balance sheet as of October 31, 2006.
   o  Reviewed non-public information and other data with respect to Collins that Capitalink deemed relevant, including draft internal financial statements for the two months ended December 31, 2006, financial projections for the four years ending October 31, 2010, and other internal financial information and management reports.
   o  Considered the historical financial results and present financial condition of both us and Collins.
   o  Reviewed and compared the trading of, and the trading market for our common stock over various periods.
   o  Reviewed and analyzed Collins' projected unlevered free cash flows and prepared a discounted cash flow analysis.
   o  Reviewed and analyzed certain financial characteristics of publicly-traded companies that were deemed to have characteristics comparable to Collins.
   o  Reviewed and analyzed certain financial characteristics of target companies in transactions where such target company was deemed to have characteristics comparable to that of Collins.

                                       21

   o  Reviewed and discussed with representatives of the Company, AIP and
      Collins management certain financial and operating information furnished by them, including financial projections and analyses with respect to our and Collins' business and operations.
   o  Performed such other analyses and examinations as were deemed appropriate.

   o  The closing price for the Company's shares on Friday, March 30, 2007 was
      $12.30.

      In arriving at its opinion, Capitalink relied upon and assumed the accuracy and completeness of all of the financial and other information that was used without assuming any responsibility for any independent verification of any such information. Further, Capitalink relied upon the assurances of the Company and Collins management that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading. With respect to the financial information and projections utilized, Capitalink assumed that such information has been reasonably prepared on a basis reflecting the best currently available estimates and judgments, and that such information provides a reasonable basis upon which it could make an analysis and form an opinion. The projections were solely used in connection with the rendering of Capitalink's fairness opinion. Investors should not place reliance upon such projections, as they are not necessarily an indication of what our revenues and profit margins will be in the future. The projections were prepared by Collins management and are not to be interpreted as projections of future performance (or "guidance")
by Collins. Capitalink did not evaluate the solvency or fair value of the
Company or Collins under any foreign, state or federal laws relating to bankruptcy, insolvency or similar matters. Capitalink did not make a physical inspection of the properties and facilities of the Company or Collins and did not make or obtain any evaluations or appraisals of either company's assets and liabilities (contingent or otherwise). In addition, Capitalink did not attempt to confirm whether the Company or Collins had good title to their respective assets.

      Capitalink assumed that the Reverse/Forward Stock Split will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Exchange Act and all other applicable foreign, federal and state statutes, rules and regulations. In addition, based upon discussions with management, it is assumed that the receipt of the cash consideration per share will be a taxable event to the Cashed Out
Shareholders. We assumed that the Reverse/Forward Stock Split will be consummated substantially in accordance with the terms set forth, without any further amendments thereto, and without waiver by the Company of any of the conditions to any obligations or in the alternative that any such amendments, revisions or waivers thereto will not be detrimental to the Company or the
Unaffiliated Shareholders and Cashed Out Shareholders.

      Capitalink's analysis and opinion are necessarily based upon market, economic and other conditions, as they existed on, and could be evaluated as of
February 10, 2007. Accordingly, although subsequent developments may affect its opinion, Capitalink has not assumed any obligation to update, review or reaffirm its opinion.

                                       22

      In connection with rendering its opinion, Capitalink performed certain financial, comparative and other analyses as summarized below. Each of the analyses conducted by Capitalink was carried out to provide a different perspective and to enhance the total mix of information available. Capitalink did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to the fairness, from a financial point of view, of the cash consideration per share to the Unaffiliated
Shareholders and Cashed Out Shareholders. Further, the summary of Capitalink's analyses described below is not a complete description of the analyses underlying Capitalink's opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, and as more fully described below, Capitalink made qualitative judgments as to the relevance of each analysis and factors that it considered, including, but not limited to, the selection of discount rates and valuation multiples. In addition, Capitalink may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should not be taken to be Capitalink's view of the value of our or Collins' assets. The estimates contained in
Capitalink's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses or assets (including such analyses utilized in the Capitalink report) neither purports to be appraisals nor do they necessarily reflect the prices at which businesses or assets may actually be sold. Accordingly, Capitalink's analyses and estimates are inherently subject to substantial uncertainty. Capitalink believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors collectively, could create an incomplete and misleading view of the process underlying the analyses performed by Capitalink in connection with the preparation of its opinion.

      The summaries of the financial reviews and analyses include information presented in tabular format. In order to fully understand Capitalink's financial reviews and analyses, the tables must be read together with the accompanying text of each summary. The tables alone do not constitute a complete description of the financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by Capitalink.

      The analyses performed were prepared solely as part of Capitalink's analysis of the fairness, from a financial point of view, of the cash consideration per share to the Unaffiliated Shareholders and Cashed Out
Shareholders, and were provided to our Board of Directors in connection with the delivery of Capitalink's opinion. The opinion of Capitalink was just one of the many factors taken into account by our Board of Directors in making its determination to approve the Reverse/Forward Stock Split, including those described elsewhere in this proxy statement.

                                       23

      STOCK PERFORMANCE REVIEW

      Capitalink reviewed the daily closing market price and trading volume of our common stock over the last twelve months. Capitalink noted the following since the announcement of the Collins acquisition on October 31, 2006:

   o  Our closing stock price increased significantly after the Collins announcement. The mean stock price was $11.68 and the volume weighted stock price was approximately $9.15.
   o  The closing price on February 9, 2007 (and the cash consideration per share) of $13.62 is only slightly below our 52 week high closing price of
      $13.70.
   o  The daily trading volume of our common stock still remains low.
      Immediately following the announcement, our trading volume increased. The mean trading volume was 14,047 shares over the post-announcement period.
      However, since December 2006, the trading volume in our common stock has declined to a mean and median daily trading volume of approximately 2,999 and 1,820 shares, respectively.

      VALUATION OVERVIEW

      Because our primary asset is our 80% ownership in Collins, Capitalink first determined an indicated range of enterprise and equity values for Collins.
Capitalink then utilized these indicated value ranges to derive a range of indicated equity values and per share values for the Company.

                       Indicated Value Range Summary
      ----------------------------------------------------------------
                                          Indicated Value Range (1)
                                     ($ in thousands, except per share)
      ----------------------------------------------------------------

      Collins Indicated Enterprise            $138,500 - $159,400
      Value

      Collins Indicated Equity Value           $56,000 - $76,900

      BNS Holding, Inc.'s Indicated            $30,800 - $47,600
      Equity Value

      BNS Holding, Inc.'s Indicated             $10.20 - $15.70
      Equity Value Per Share
      ----------------------------------------------------------------
      (1) All values have been rounded.

      Capitalink generated an indicated valuation range for Collins based on a discounted cash flow analysis, a comparable company analysis and a comparable transaction analysis each as more fully discussed below. Capitalink weighted the three approaches equally and arrived at an indicated enterprise value range of approximately $138.5 million and approximately $159.4 million. Capitalink then deducted net debt (which includes payables to former shareholder of Collins

                                       24

Industries, Inc. of approximately $10.6 million and estimated sale proceeds from the Mansfield property of, at the time of the valuation, approximately $600,000)
of approximately $82.5 million, to derive a range of indicated equity values for
Collins of between approximately $56.0 million and approximately $76.9 million.

      Capitalink derived a range of indicated equity values for the Company by multiplying the indicated equity value range for Collins by our 80% ownership interest, and then deducting the Company's currently outstanding debt of $14.0 million. Based on approximately 3.03 million common shares outstanding,
Capitalink then derived an indicated equity value per share range for the
Company of between approximately $10.20 and $15.70. Capitalink noted that the cash consideration per share is within BNS' indicated equity value per share range.

      DISCOUNTED CASH FLOW ANALYSIS

      A discounted cash flow analysis estimates value based upon a company's projected future free cash flow discounted at a rate reflecting risks inherent in its business and capital structure. Unlevered free cash flow represents the amount of cash generated and available for principal, interest and dividend payments after providing for ongoing business operations.

      While the discounted cash flow analysis is the most scientific of the methodologies used, it is dependent on projections and is further dependent on numerous industry-specific and macroeconomic factors.

      Capitalink utilized the forecasts provided by Collins management, which project a decline in revenues from fiscal year ("FY") FY2006 to FY2010 from approximately $309.9 million to approximately $272.2 million, respectively. The reduction in projected revenues is representative of the lumpiness of Collin's revenues (primarily driven by the replacement cycle of each vehicle they manufacturer). In particular, the historically high level of revenue for FY2005 and FY2006 was boosted in apart to a $29.0 million sale in the terminal truck segment to the United States Postal Service.

      The projections also indicate an improvement in EBITDA from FY2006 to
FY2010, from approximately $20.3 million to approximately $26.9 million, respectively. This represents an improvement in Collins' EBITDA margin from 6.5%
to 9.9% and is primarily driven by cost savings identified by Collins and AIP management. For purposes of Capitalink's analyses, "EBITDA" means earnings before interest, taxes, depreciation and amortization, as adjusted for add-backs for non-cash stock compensation expenses and one-time charges.

                                       25

      In order to arrive at a present value, Capitalink utilized discount rates ranging from 15.5% to 16.5%. This was based on an estimated weighted average cost of capital of 16.0% (based on Collins' estimated weighted average cost of debt of 10.5% and a 21.8% estimated cost of equity). The cost of equity calculation was derived utilizing the Ibbotson build up method utilizing appropriate equity risk, industry risk and size premiums and a company specific risk factor of 1.0%, reflecting the risk associated with realizing the cost savings identified in the projections.

      Capitalink presented a range of terminal values at the end of the forecast period by applying a range of terminal exit multiples based on EBITDA as well as long term perpetual growth rates.

      Utilizing terminal EBITDA multiples of between 7.0x and 8.0x and long term perpetual growth rates of between 3.0% and 5.0%, Capitalink calculated a range of indicated enterprise values for Collins of between approximately $140.4 million and approximately $162.6 million. For purposes of Capitalink's analyses,
"enterprise value" means equity value plus all interest-bearing debt less cash.

      COMPARABLE COMPANY ANALYSIS

      A selected comparable company analysis reviews the trading multiples of publicly traded companies that are similar to Collins with respect to business and revenue model, operating sector, size and target customer base.

      Capitalink identified the following seven companies that it deemed comparable to Collins with respect to their industry sector and operating model.
All of the comparable companies are industrial equipment manufacturers, primarily involved in the provision of trucks, buses, ambulances, trailers and other related products, and include:

      o  Oshkosh Truck Corp.
      o  Thor Industries, Inc.
      o  Federal Signal Corp.
      o  Spartan Motors, Inc.
      o  Miller Industries, Inc.
      o  McCoy Corp.
      o  Supreme Industries, Inc.

      Capitalink noted the following with respect to the comparable companies:

      o  Most of the comparable companies are larger than Collins with latest twelve months, or LTM revenue ranging from approximately $113.7 million to approximately $3.6 billion, compared with approximately $306.5 million for Collins.
      o  Most of the comparable companies generating higher LTM EBITDA margins.
         The average EBITDA margin for the comparable companies was 7.9%, compared with approximately 6.4% for Collins.

                                       26

      o  Four of the comparable companies had consensus estimates available for future revenue and EBITDA. Of those four, Collins' projected revenue and EBITDA growth is lower than the mean of the group.

      Multiples utilizing enterprise value were used in the analyses. For comparison purposes, all operating profits including EBITDA were normalized to exclude unusual and extraordinary expenses and income.

      Capitalink generated a number of multiples worth noting with respect to the comparable companies:

      Enterprise Value Multiple of     Mean      Median     High      Low
      -----------------------------    -----     ------     -----     ----
      LTM EBITDA                       10.1x      9.3x      13.8x     7.6x
      2007 EBITDA                      8.7x       8.7x      9.4x      8.0x
      2008 EBITDA                      7.8x       8.0x      8.1x      7.3x

      Capitalink noted that Oshkosh Truck Corp. recently made a $3.2 billion acquisition of JLG Industries in December 2006. The 2007 and 2008 multiples are based on projected EBITDA that are pro forma adjusted for the acquisition.
However, the pro forma adjusted LTM EBITDA was not available and was therefore excluded in the calculation of the statistics in the table above.

      Capitalink selected an appropriate multiple range for Collins by examining the range indicated by the comparable companies and taking into account certain company-specific factors. Capitalink expects Collins' valuation multiples to be below the mean of the comparable companies due to its smaller size, cyclical nature and lumpiness of its earnings, and expected future decline in revenue.

Based on the above factors, Capitalink applied the following multiples to the respective statistics:

      o  Multiples of 7.0x to 8.0x FY2006 EBITDA
      o  Multiples of 6.0x to 7.0x FY2007 EBITDA
      o  Multiples of 5.0x to 6.0x FY2008 EBITDA

and calculated a range of enterprise values for BNS by weighting the above indications equally to derive an indicated enterprise value range of approximately $134.4 million to approximately $157.1 million.

      None of the comparable companies have characteristics identical to
Collins. An analysis of publicly traded comparable companies is not mathematical; rather it involves complex consideration and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading of the comparable companies.

                                       27

      COMPARABLE TRANSACTION ANALYSIS

      A comparable transaction analysis involves a review of merger, acquisition and asset purchase transactions involving target companies that are in related industries to Collins. The comparable transaction analysis generally provides the widest range of value due to the varying importance of an acquisition to a buyer (i.e., a strategic buyer willing to pay more than a financial buyer) in addition to the potential differences in the transaction process (i.e., competitiveness among potential buyers).

      Information is typically not disclosed for transactions involving a private seller, even when the buyer is a public company, unless the acquisition is deemed to be "material" for the acquirer. As a result, the selected comparable transaction analysis is limited to transactions involving the acquisition of a public company, or substantially all of its assets, or the acquisition of a large private company, or substantially all of its assets, by a public company.

      Capitalink located 12 transactions announced since August 2002 involving target companies that manufacture specialty needs vehicles including ambulances, buses, trucks and trailers and for which detailed financial information was available.

      Based on the information disclosed with respect to the targets in the each of the comparable transactions, Capitalink calculated and compared the enterprise values as a multiple of LTM revenue and LTM EBITDA.

      Capitalink noted the following with respect to the multiples generated:

      Multiple of Enterprise Value to    Mean     Median     High      Low
      -------------------------------    -----    ------     -----     -----
      LTM revenue                        0.65x    0.55x      1.64x     0.13x
      LTM EBITDA                         8.5x     8.6x       11.1x     4.7x

      Capitalink expects Collins to be valued below the mean of the comparable transactions multiples due to its smaller size, cyclical nature and lumpiness of its earnings, lower historical EBITDA margins and expected future decline in revenue.

      Based on the above factors, Capitalink applied the following multiples to the respective statistics:

      o  Multiples of 0.45x to 0.50x FY2006 revenue,

      o  Multiples of 7.0x to 8.0x FY2006 EBITDA,

      and calculated a range of enterprise values for Collins by weighting the above indications equally to derive an indicated enterprise value range of approximately $140.7 million to approximately $158.6 million.

      None of the target companies in the comparable transactions have characteristics identical to Collins. Accordingly, an analysis of comparable business combinations is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the target companies in the comparable transactions and other factors that could affect the respective acquisition values.

                                       28

      Based on the information and analyses set forth above, Capitalink delivered its written opinion to the Board of Directors, which stated that, as of February 10, 2007, based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, the cash consideration per share is fair, from a financial point of view, to the
Unaffiliated Shareholders and Cashed Out Shareholders.

      Capitalink does not beneficially own any interest in either the Company or
Collins and is not a party to any agreements to provide any additional services to the Company, AIP, Steel Partners or Collins. Ladenburg Thalmann & Co, Inc., a
sister company of Capitalink, as part of its ordinary course of business, is in discussions from time to time with Steel Partners to provide investment banking services.

      As described above, Capitalink's opinion was among the many factors taken into consideration by the Board of Directors in approving the Reverse/Forward
Stock Split.

      CAPITALINK FEE ARRANGEMENTS

      Pursuant to the terms of Capitalink's engagement, we paid Capitalink a nonrefundable fee of $105,000 for financial advisory services, including the preparation and issuance of the Capitalink opinion. We have also agreed to reimburse Capitalink for certain out-of-pocket expenses and have agreed to indemnify Capitalink, its affiliates and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws. Other than the aggregate of $187,500 in fees paid in connection with (i) a fairness opinion relating to the Collins transaction and (ii) a proposed fairness opinion relating to a potential acquisition of assets of an operating company in fiscal year 2005 which did not close, the Company has not paid Capitalink any compensation in the past two years.

      Capitalink's fairness opinion is attached as Annex B to this proxy statement. In addition, the fairness opinion will be made available for inspection and copying at our principal executive offices, located at 25
Enterprise Center, Suite 104, Middletown, Rhode Island 02842, during our regular business hours by any interested shareholder or shareholder representative who has been designated in writing. A copy of these materials will be sent to any interested shareholder or representative who has been designated in writing, upon written request and at the expense of the requesting shareholder.

DISSENTERS' AND APPRAISAL RIGHTS

      Under Delaware law, no appraisal or dissenters' rights are available to our dissenting shareholders who dissent from the Reverse/Forward Stock Split.

      There may exist other rights or actions under Delaware law or federal and state securities laws for shareholders who can demonstrate that they have been damaged by the Reverse/Forward Stock Split. The nature and extent of such rights or actions are uncertain and may vary depending on facts or circumstances.
Generally, shareholder challenges to corporate actions are related to fiduciary responsibilities of corporate directors and officers.

                                       29

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      We summarize below the material federal income tax consequences to us and to shareholders resulting from the Reverse/Forward Stock Split. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the
"Code"), the Treasury Regulations (the "Regulations") issued pursuant thereto, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change. This summary does not take into account possible changes in such laws or interpretations, including amendments to the Code, applicable statutes, Regulations and proposed Regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. No assurance can be given that any such changes will not adversely affect the federal income tax consequences of the Reverse/Forward Stock Split.

      This summary does not address all aspects of the possible federal income tax consequences of the Reverse/Forward Stock Split and is not intended as tax advice to any person or entity. In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to our shareholders in light of their individual investment circumstances nor to shareholders subject to special treatment under the federal income tax laws (for example, tax exempt entities, life insurance companies, regulated investment companies and foreign taxpayers), or who hold, have held, or will hold stock as part of a straddle, hedging, or conversion transaction for federal income tax purposes. In addition, this summary does not address any consequences of the
Reverse/Forward Stock Split under any state, local, or foreign tax laws.

      We will not obtain a ruling from the Internal Revenue Service or an opinion of counsel regarding the federal income tax consequences to our shareholders as a result of the Reverse/Forward Stock Split. Accordingly, you are encouraged to consult your own tax advisor regarding the specific tax consequences of the proposed transaction, including the application and effect of state, local, and foreign income and other tax laws.

      This summary assumes that you are one of the following: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate the income of which is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust. This summary also assumes that you have held and will continue to hold your shares as capital assets for federal income tax purposes.

      You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences applicable to your specific circumstances.

      We believe that the Reverse/Forward Stock Split will be treated as a tax-
free "recapitalization" for federal income tax purposes. This should result in no material federal income tax consequences to us or to our shareholders who do not receive cash in the transaction. However, if you are receiving cash in the transaction, you may not qualify for tax free "recapitalization" treatment for federal income tax purposes.

                                       30

      SHAREHOLDERS WHO DO NOT RECEIVE CASH IN CONNECTION WITH THE REVERSE
STOCK SPLIT

      If you (1) continue to hold stock directly immediately after the
Reverse/Forward Stock Split, and (2) you receive no cash as a result of the
Reverse/Forward Stock Split, you should not recognize any gain or loss in the
Reverse/Forward Stock Split for federal income tax purposes. Your aggregate adjusted tax basis in your shares of stock held immediately after the
Reverse/Forward Stock Split will be equal to your aggregate adjusted tax basis in your shares of stock held immediately prior to the Reverse Stock Split and you will have the same holding period in your stock as you had in such stock immediately prior to the Reverse/Forward Stock Split.

      SHAREHOLDERS WHO RECEIVED CASH IN CONNECTION WITH THE REVERSE STOCK
SPLIT

      If you (1) receive cash in exchange for fractional shares as a result of the Reverse/Forward Stock Split, (2) you do not continue to hold any stock directly immediately after the Reverse/Forward Stock Split, and (3) you are not related to any person or entity that holds stock immediately after the
Reverse/Forward Stock Split, you will recognize capital gain or loss on the
Reverse/Forward Stock Split for federal income tax purposes, with such gain or loss measured by the difference between the cash you receive for your cashed out stock and your aggregate adjusted tax basis in such stock.

      If you receive cash in exchange for fractional shares as a result of the
Reverse/Forward Stock Split, but either continue to directly own stock immediately after the Reverse/Forward Stock Split, or are related to a person or entity who continues to hold stock immediately after the Reverse Stock Split, you will recognize capital gain or loss in the same manner as set forth in the previous paragraph, provided that your receipt of cash either (1) is "not essentially equivalent to a dividend," (2) constitutes a "substantially disproportionate redemption of stock," or (3) constitutes a "complete termination of interest," as described below.

      o  "Not Essentially Equivalent to a Dividend." You will
         satisfy the "not essentially equivalent to a dividend"
         test if the reduction in your proportionate interest in
         us resulting from the Reverse/Forward Stock Split
         (taking into account for this purpose the stock owned by
         persons related to you) is considered a "meaningful
         reduction" given your particular facts and
         circumstances. The Internal Revenue Service has ruled
         that a small reduction by a minority shareholder whose
         relative stock interest is minimal and who exercises no
         control over the affairs of the corporation will satisfy
         this test.

      o  "Substantially Disproportionate Redemption of Stock."
         The receipt of cash in the Reverse/Forward Stock Split
         will be a "substantially disproportionate redemption of
         stock" for you if the percentage of our outstanding
         shares of Common Stock owned by you (and by persons
         related to you) immediately after the Reverse/Forward
         Stock Split is (a) less than 50% of all outstanding

         shares and (b) less than 80% of the percentage of shares
         of stock owned by you (and by persons related to
         you)immediately before the Reverse/Forward Stock Split.

      o  "Complete Termination of Interest." To satisfy the
         "complete termination of interest" test, you cannot
         continue to hold any stock directly immediately after
         the Reverse/Forward Stock Split. If you are treated as
         owning shares of stock actually or constructively owned
         by certain individuals and entities related to you, you
         may still satisfy the requirements of this test if you
         (i) retain no interest in the corporation immediately
         after the Reverse/Forward Stock Split (including any
         interest as an officer, director, or employee), other
         than an interest as a creditor, (ii) do not acquire an
         interest in the corporation within ten years after the
         date of the Reverse/Forward Stock Split, and (iii) agree
         to notify the Internal Revenue Service of the
         acquisition of any interest in the corporation within
         that ten-year period. You should consult your tax
         advisor for details if you find that these facts
         describe your situation and you wish to recognize
         capital gain or loss on the receipt of cash or your
         cashed out stock.

      In applying these tests, you will be treated as owning shares of stock actually or constructively owned by certain individuals and entities related to you. If your receipt of cash in exchange for stock is not treated as capital gain or loss under any of the tests, it will be treated first as ordinary dividend income to the extent of your ratable share of our current and accumulated earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining amount will be treated as capital gain. For a more detailed discussion, please see "Capital Gain and Loss" and "Special Rate for Certain Dividends" in this section below. If your receipt of cash in exchange for stock is treated as ordinary dividend income, you may not receive any tax benefit from your basis in such shares.

      CAPITAL GAIN AND LOSS

      For individuals, net capital gain (defined generally as your total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months generally will be subject to tax at a rate not to exceed 15%. Net capital gain recognized from the sale of capital assets that have been held for 12 months or less will continue to be subject to tax at ordinary income tax rates. Capital gain recognized by a corporate taxpayer will continue to be subject to tax at the ordinary income tax rates applicable to corporations. There are limitations on the deductibility of capital losses.

      SPECIAL RATE FOR CERTAIN DIVIDENDS

      In general, dividends are taxed at ordinary income rates. However, you may qualify for a 15% rate of tax on any cash received in the Reverse Stock Split that is treated as a dividend as described above, if (i) you are an individual or other non-corporate shareholder, (ii) you have held the shares of stock with respect to which the dividend was received for more than 60 days during the 121-
day period beginning 60 days before the ex-dividend date, as determined under the Code, and (iii) you were not obligated during such period (pursuant to a short sale or otherwise) to make related payments with respect to positions in

                                       32

substantially similar or related property. You are urged to consult with your tax advisor regarding your applicability for, and the appropriate federal, state, local, foreign or other tax treatment of, any such dividend income.

      BACKUP WITHHOLDING

      Shareholders will be required to provide their social security or other taxpayer identification numbers (or, in some instances, additional information)
to the Transfer Agent in connection with the Reverse/Forward Stock Split to avoid backup withholding requirements that might otherwise apply. The letter of transmittal will require each shareholder to deliver such information when the
Common Stock certificates are surrendered following the Effective Date of the
Reverse/Forward Stock Split. Failure to provide such information may result in backup withholding at a rate of 28%.

      As explained above, the amounts paid to you as a result of the
Reverse/Forward Stock Split may result in dividend income, capital gain income, or some combination of dividend and capital gain income to you depending on your individual circumstances. You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences of the transaction, in light of your specific circumstances.

      The preceding discussion of the material U.S. Federal Income Tax consequences of the Reverse Stock Split is general and does not include all consequences to every shareholder under federal, state, local, or foreign tax laws. Accordingly, each shareholder should consult its own tax advisor as to the particular tax consequences to it of the reverse stock split, including the applicability and effect of any state, local, or foreign tax laws, and of any proposed changes in applicable law.

MARKET INFORMATION

      The Company's Class A Common Stock is listed on the Boston Stock Exchange under the symbol "BNC" and is traded on the NASD Over-the-Counter (OTC) Bulletin
Board, where market makers and other dealers provide bid and ask quotations.
Since December 15, 2004, the Company's Class A Common Stock has traded on the
OTC Bulletin Board under the symbol "BNSIA" and prior to the Holding Company
Reorganization on December 14, 2004, the stock of the Company's BNS Co.
subsidiary traded on the OTC Bulletin Board under the symbol "BNSXA". Set forth below are the high and low prices for the Class A Common Stock on the OTC
Bulletin Board during the first two quarters of fiscal year 2007 and during the last two fiscal years. The prices state inter-dealer quotations, which do not include retail mark-ups, mark-downs or commissions. Such prices do not necessarily represent actual transactions.

      2007                                    High           Low
      --------------------------------     ---------      ---------
      2nd Quarter (Feb 1 - Mar 30)         $   13.62      $   12.30
      1st Quarter (Nov 1 - Jan 31) (1)     $   13.75      $    6.62

                                       33

      2006
      --------------------------------

      4th  Quarter  (Aug 1 - Oct 31)       $    6.90      $    5.10
      3rd  Quarter  (May 1 - Jul 31)            5.70           5.20
      2nd Quarter  (Feb 1 - Apr 30)             6.02           5.40
      1st Quarter  (Nov 1 - Jan 31)             6.25           5.95

      2005
      --------------------------------
      4th  Quarter  (Aug 1 - Oct 31)       $    6.75      $    6.25
      3rd  Quarter  (May 1 - Jul 31)            7.00           6.55
      2nd  Quarter  (Feb 1 - Apr 30)            7.05           6.50
      1st  Quarter  (Nov 1 - Jan 31)            7.00           6.40

      (1)   The Company acquired the 80% interest in the entity that controls
            Collins on October 31, 2006.

      At February 9, 2007 the Company had approximately 1,309 shareholders of record of its Class A Common Stock. The closing sales price on February 9, 2007 was $13.62.

      We have not declared or paid dividends on our Class A Common Stock and do not anticipate declaring or paying any cash dividends on our Class A Common
Stock in the foreseeable future. We currently expect to retain future earnings, if any, for the development of our business. Dividends may be paid on our Class
A Common Stock only if and when declared by our Board of Directors.

SUMMARIZED FINANCIAL DATA

      The following summarized data, prepared on a consolidated basis, should be reviewed in conjunction with the Company's Annual Report on Form 10-KSB for the year ended October 31, 2006 (incorporated by reference here-in and distributed to shareholders with this Proxy statement), and the quarterly Report on Form
10-Q for the three month period ended January 31, 2007.

      As a result of the business combination with Collins Industries described in the Company's filings with the SEC, the Statement of Income Data presented for the year ended October 31, 2006 are designated as Predecessor amounts. The
Statement of Income Data presented for the quarter and the pro forma quarter ended January 31, 2007 is designated as Successor amounts. The Balance Sheet
Data presented for all periods are designated as Successor amounts. A more complete description of the business combination and the resulting financial statement treatment can be found the Company's reports on Form 10-KSB and Form
10-QSB for the year and quarter ended October 31, 2006 and January 31, 2007, respectively.

                                       34

                                                                 Quarter                                  Pro Forma
                                          Year Ended              Ended              Pro Forma          Quarter Ended
                                           10/31/06              1/31/07            Adjustments            1/31/07
                                           --------              -------            -----------            -------
                                         (Predecessor)         (Successor)              (1)              (Successor)
                                         -------------         -----------              ---              -----------
                                                          (In Thousands Except Per Share Information)
Statement of Income Data

Revenue                                   $   309,867          $    58,847                               $    58,847

Income from operations                         14,932                1,573                                     1,573

Net income (loss)                               8,144                 (832)                 (13)                (845)

Net income (loss) per common                                   $     (0.27)         $     (0.01)         $     (0.28)
share, Basic (2)

Net income (loss) per common                                   $     (0.27)         $     (0.01)         $     (0.28)
share,  Diluted (2)

Average shares outstanding (2)                                   3,030,922              (54,999)           2,975,923

Balance Sheet Data                         10/31/06              1/31/07                                   1/31/07
                                          (Successor)          (Successor)                               (Successor)
                                          -----------          -----------                               -----------

Total assets                              $   150,822          $   146,115          $    (1,044)         $   145,071

Long-term debt including current
maturity                                       86,331               83,588                                   83,588
Minority Interest                               2,800                2,769                2,769
Common Stock                                       30                   30                                       30

Additional Paid in Capital                     87,122               87,122                                    87,122

Treasury Stock                                   (455)                (455)              (1,044)              (1,499)
Retained Earnings (deficit)                   (66,994)             (67,826)                                  (67,826)
Total Shareholders' Equity                $    19,702          $    18,871          $    (1,044)         $    17,827

(1)   Reflects the repurchase of an estimated 54,999 shares of common stock as a result of the 1 for 200 reverse stock split in exchange for $13.62 per whole share equivalent plus transaction costs, financed from the
      Company's working capital. Pro Forma change in Net income (loss) represents interest that would otherwise have been earned on funds used for redemption. Repurchased shares will be retained as treasury stock by the
      Company.

(2)   Earnings per share information for the predecessor for the year ended October 31, 2006 are not presented, since as a result of the business combination this information is not meaningful to successor shareholders.

                                                         35

EXCHANGE OF CERTIFICATES; PAYMENT OF CASH CONSIDERATION

      On the Effective Date of the Reverse/Forward Stock Split, all stock certificates evidencing ownership of Common Stock held by Cashed Out
Shareholders shall be deemed canceled without further action by the shareholders. Those certificates will no longer represent an ownership interest in our company, but will represent only the right to receive cash equal to
$13.62 per share in exchange for those shares. Certificates representing the shares owned by Cashed Out Shareholders subsequently presented for transfer will not be transferred on our books or records. Cashed Out Shareholders will not receive any interest on cash payments owed as a result of the Reverse/Forward
Stock Split.

      We have appointed the Transfer Agent to act as paying agent to carry out the payment of cash to Cashed Out Shareholders who surrender their stock certificates. The Transfer Agent will furnish shareholders with the necessary materials and instructions to effect the surrender promptly following the
Effective Date of the Reverse/Forward Stock Split. The letter of transmittal will direct how certificates are to be surrendered for cash. Shareholders must complete and sign the letter of transmittal and return it with their stock certificate(s) to the Transfer Agent in accordance with the instructions set forth in the transmittal letter before they can receive cash payment for those shares. The letter of transmittal will also contain instructions in the event that your certificate(s) has been lost, destroyed, or mutilated. Do not send your stock certificates to us, and do not send them to the Transfer Agent, until you have received a transmittal letter and followed the instructions in the letter of transmittal.

      We anticipate that the Transfer Agent will disburse the amount payable to
Cashed Out Shareholders within three weeks of the Effective Date of the
Reverse/Forward Stock Split, subject to its receipt of a letter of transmittal in proper form and corresponding stock certificate(s). No service charges will be payable by Cashed Out Shareholders in connection with the surrender of their stock certificates. All expenses of the Reverse/Forward Stock Split will be borne by us, subject to any shareholder's agreement with our broker, bank, or other nominee, if any.

      If you are a Continuing Shareholder with a stock certificate representing your shares, your stock certificate(s) must be exchanged for a new stock certificate(s) that will bear a new CUSIP number and the following legend:

      THIS CERTIFICATE, AND THE SHARES OF STOCK REPRESENTED HEREBY, ARE SUBJECT
TO RESTRICTIONS ON TRANSFER AS SET FORTH IN THE CERTIFICATE OF INCORPORATION OF
THE CORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, COPIES OF WHICH
MAY BE OBTAINED FROM THE CORPORATION BY THE RIGHTFUL HOLDER HEREOF. NEITHER THIS
CERTIFICATE NOR ANY INTEREST REPRESENTED BY THIS CERTIFICATE MAY BE SOLD OR
OTHERWISE TRANSFERRED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH
CERTIFICATE OF INCORPORATION.

      The Transfer Agent will furnish shareholders with the necessary materials and instructions to effect the surrender promptly following the Effective Date of the Reverse/Forward Stock Split. The letter of transmittal will direct how

                                       36

old certificates are to be surrendered for new certificates. Shareholders must complete and sign the letter of transmittal and return it with their stock certificate(s) to the Transfer Agent in accordance with the instructions set forth in the transmittal letter before they can receive their new stock certificate(s) for those shares. The letter of transmittal will also contain instructions in the event that your certificate(s) has been lost, destroyed, or mutilated. Do not send your stock certificates to us, and do not send them to the Transfer Agent, until you have received a transmittal letter and followed the instructions in the letter of transmittal.

      If your shares are held in street name, under Delaware law the proposed
Reverse/Forward Stock Split would not impact your shares. However, we plan to work with brokers and nominees to offer to treat shareholders holding shares in street name in substantially the same manner as shareholders whose shares are registered in their names. To determine the transaction's effect on any shares you hold in street name, you should contact your broker, bank or other nominee.

      YOU SHOULD NOT SEND YOUR STOCK CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY
AFTER YOU RECEIVE A LETTER OF TRANSMITTAL FROM THE TRANSFER AGENT. IF THE
REVERSE STOCK SPLIT IS APPROVED AT THE ANNUAL MEETING, AND SUBSEQUENTLY
IMPLEMENTED BY THE BOARD, LETTERS OF TRANSMITTAL WILL BE MAILED SOON AFTER THE
REVERSE STOCK SPLIT IS COMPLETED.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      Upon the recommendation and approval of the Independent Committee, the
Board of Directors reasonably believes and unanimously determined that the
Reverse/Forward Stock Split is fair to, and in our and our shareholders' best interests.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE
APPROVAL AND ADOPTION OF THE CERTIFICATES OF AMENDMENT TO OUR CERTIFICATE OF
INCORPORATION TO EFFECT THE REVERSE/FORWARD STOCK SPLIT.

      Please note that voting "FOR" the proposal does not mean that the
Reverse/Forward Stock Split will be consummated. By voting "FOR" the proposal, you are giving our Board of Directors the discretion to reject (and not implement) the reverse stock split (even after the amendment is approved by the stockholders). If for any reason the Reverse/Forward Stock Split is not approved, or, if approved, not implemented, the shares of our Common Stock will not be deregistered under the Exchange Act or delisted from the Boston Stock
Exchange and from the OTCBB, unless and until such time as we are eligible to do so and our Board of Directors decides to do so.

                                       37

                                 PROPOSAL NO. 2

                  AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
                       TO GRANT THE RIGHT OF FIRST REFUSAL

      In connection with the Reverse/Forward Stock Split described above, we are seeking approval of an amendment to our Certificate of Incorporation granting to us an option to repurchase any shares of Common Stock proposed to be transferred if the proposed transfer would cause the number of holders of record of our
Common Stock to equal or exceed 250 (the "Right of First Refusal"), the form of which is attached hereto as Annex A-3. For purposes of the Right of First
Refusal, a "transfer" would include any conveyance of Common Stock, whether voluntary or involuntary, including but not limited to any sale, gift, assignment, bequest, or devise.

      The purpose of the Right of First Refusal is to ensure that we do not, inadvertently, become subject to federal securities law reporting requirements and Section 404 of Sarbanes-Oxley in the future.

      The price to be paid for the shares pursuant to the Right of First Refusal would be equal to (i) the mean between the bid and asked prices (as published in the "pink sheets") averaged over the 20 trading days on which the shares of
Common Stock were actually quoted immediately preceding the date of exercise of the option or (ii) if the Common Stock is not then quoted in the "pink sheets,"
or if such determination cannot otherwise be made, the fair market value of such shares as determined in good faith by our Board of Directors.

      We will have 30 days to exercise our option upon becoming aware of a proposed transfer that would cause the number of holders of record of our Common
Stock to equal or exceed 250.

      If approved by our shareholders, and upon subsequent action by our Board of Directors, we will file an amendment to our Certificate of Incorporation to grant us the Right of First Refusal. It must be noted, however, that the Right of First Refusal, if approved by our shareholders, shall only be effected by our
Board of Directors if the proposal to approve the Reverse/Forward Stock Split is approved by our shareholders and is effected by our Board of Directors.

SPECIAL INTERESTS OF THE AFFILIATED SHAREHOLDERS IN THE RIGHT OF FIRST REFUSAL

      In considering the recommendation of our Board of Directors with respect to the Right of First Refusal, our shareholders should be aware that our
Affiliated Shareholders which includes our executive officers and directors have interests in the transaction, which are in addition to, or may be different from, our shareholders' generally. These interests may create potential conflicts of interest including, but not limited to, the significant increase in legal exposure for members of boards of directors of public reporting companies, especially in the aftermath of recent legislation and related regulations. While there are still significant controls, regulations, and liabilities for directors and executive officers of unregistered companies, the legal exposure for the members of our Board of Directors and our executive officers will be reduced after the deregistration of the Common Stock.

                                       38

      Each of the Affiliated Shareholders has indicated to us that he will vote his Common Stock in favor of the Right of First Refusal.

DISSENTERS' AND APPRAISAL RIGHTS

      Under the General and Business Corporation Law of Delaware, our
shareholders are not entitled to dissenters' rights in connection with the Right of First Refusal.

      There may exist other rights or actions under Delaware law or federal and state securities laws for shareholders who can demonstrate that they have been damaged by the Right of First Refusal. The nature and extent of such rights or actions are uncertain and may vary depending on facts or circumstances.
Generally, shareholder challenges to corporate actions are related to fiduciary responsibilities of corporate directors and officers.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      Our Board of Directors believes that ensuring that we do not, inadvertently, become subject to federal securities law reporting requirements and Section 404 of Sarbanes-Oxley in the future is important to maximize the effects of the Reverse/Forward Stock Split and our expenditures to effect such a transaction are not wasted. The Right of First Refusal provides our Board of
Directors a very efficient tool to allow them to focus on the Company's long-range plans and not be hampered by inadvertent and/or occasional transfers of shares of Common Stock by our Continuing Shareholders that may require us to be a reporting company. The Board of Directors also believes that the Right of
First Refusal is also fair to all shareholders of the Company since the price to be paid is determined by the bid and ask prices (as published in the "pink sheets") or in their good faith determination.

      Upon the recommendation and approval of the Independent Committee, the
Board of Directors reasonably believes and has unanimously determined that the
Right of First Refusal is procedurally and substantively fair to, and in our and our shareholders' best interests.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE
APPROVAL AND ADOPTION OF THE CERTIFICATE OF AMENDMENT TO OUR CERTIFICATE OF
INCORPORATION TO GRANT THE RIGHT OF FIRST REFUSAL.

      Please note that voting "FOR" the proposal does not mean that we will exercise our option to repurchase shares. By voting "FOR" the proposal, you are giving our Board of Directors the option to repurchase shares at its discretion if a proposed transfer would cause the number of holders of record of the Common
Stock to equal or exceed 250.

      The Board of Directors has retained the absolute authority to reject (and not implement) the Right of First Refusal (even after shareholder approval of the amendment).

    PLEASE NOTE THAT APPROVAL OF PROPOSAL NO. 2 IS CONTINGENT ON APPROVAL OF
                PROPOSAL NO. 1, THE REVERSE/FORWARD STOCK SPLIT.

                                       39

                                 PROPOSAL NO. 3

                  AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
                    TO REDUCE THE NUMBER OF AUTHORIZED SHARES

      In connection with the Reverse/Forward Stock Split described above, we are seeking the approval of amendments to our Certificate of Incorporation to decrease the number of authorized shares of Class A Common Stock, $.01 par value, from 30,000,000 to 5,000,000, and eliminate the authorized shares of
Class B Common Stock, $.01 par value, (the "Authorized Share Reduction"), the form of which is attached hereto as Annex A-4. As of the Record Date, there were
3,035,944 shares of Common Stock outstanding and no Class B Common Stock outstanding. As a result of the implementation of the Reverse/Forward Stock
Split, we expect to reduce the number of shares of Common Stock outstanding to approximately 2,980,945. If we continue to have 30,000,000 shares of Common
Stock authorized for issuance, it would result in us having more authorized shares of Common Stock than are useful in the near future and it would increase the franchise taxes we would have to pay to the Delaware Secretary of State.
Furthermore, such an increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect
(for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction to combine us with another entity.)

      For the reasons stated above, if the Reverse/Forward Stock Split proposal is approved, our Board of Directors has proposed to decrease the number of authorized shares of Common Stock from 30,000,000 to 5,000,000 shares and to eliminate the authority to issue shares of Class B Common Stock. We believe that such a reduction will remove the excessive amount of authorized shares, reduce the franchise taxes that would otherwise be payable to the Delaware Secretary of
State and prevent the creation of a possible anti-takeover device, and at the same time still provide a sufficient number of authorized shares to allow us to issue shares and provide for conversion of preferred stock and other convertible securities in the future.

      It must be noted, however, that the Authorized Share Reduction, if approved by our shareholders, shall only be effected by our Board of Directors if the Reverse/Forward Stock Split proposal is approved by our shareholders and is effected by our Board of Directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      Upon the recommendation and approval of the Independent Committee, the
Board of Directors reasonably believes and has unanimously determined that the
Authorized Share Reduction is procedurally and substantively fair to, and in our and our shareholders' best interests.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE
APPROVAL AND ADOPTION OF THE CERTIFICATE OF AMENDMENT TO OUR CERTIFICATE OF
INCORPORATION TO GRANT THE AUTHORIZED SHARE REDUCTION.

                                       40

      PLEASE NOTE THAT APPROVAL OF PROPOSAL NO. 3 IS CONTINGENT ON APPROVAL
OF PROPOSAL NO. 1, THE REVERSE/FORWARD STOCK SPLIT.

                                 PROPOSAL NO. 4

                              ELECTION OF DIRECTORS

      The table below sets forth the name of each person nominated by the Board of Directors to serve for a term expiring on the date of the Annual Meeting and until his respective successor is elected and qualified. Each nominee has consented to be named as a nominee and, to our present knowledge, is willing and able to serve as a director, if elected. Should any of the nominees not remain a candidate at the end of the Annual Meeting (a situation which is not expected), proxies solicited hereunder will be voted in favor of those who remain as candidates and may be voted for substitute nominees. The director's service as a director of BNS Co., our wholly-owned subsidiary, prior to December 14, 2004, the date we reorganized as a holding company, is included when determining the year the director was first elected as our director. Unless contrary instructions are given on the proxy, the shares represented by a properly executed proxy will be voted "FOR" the election of the following persons:

                    Year
Director            Became
Name                Director     Professional Background
---------------     --------     -----------------------------------------------

J. Robert Held      1996         Since 1996, Mr. Held has served as a consultant
(68)                             to the computer industry. From 1988 to 1995, he
                                 was President, Chief Executive Officer and a
                                 Director of Chipcom Corporation, a computer
                                 communications company. Mr. Held is currently a
                                 Director of Art Technology Group (Nasdaq:
                                 ARTG), a customer relationship management
                                 company, and Azimuth Inc., a start-up in the
                                 wireless market. Until 2004, Mr. Held served as
                                 a director of e-studio, a webcasting business,
                                 and ESI, a software company.

James Henderson     2004         Mr. Henderson began his career at Unisys
(49)                             Corporation, an e-business solutions provider
                                 in 1979 where he was employed as an executive
                                 over the course of sixteen years. Mr. Henderson
                                 left Unisys Corporation in 1996 to join Aydin
                                 Corporation. From 1996 to July 1999, Mr.
                                 Henderson was employed in various positions
                                 with Aydin Corporation which included tenure as
                                 President and Chief Operating Officer from
                                 October 1998 to June 1999. Mr. Henderson joined
                                 Steel Partners in August 1999 and serves as
                                 Executive Vice President of Steel Partners,
                                 Ltd. From January 2001 to August 2001, Mr.
                                 Henderson served as President of MDM
                                 Technologies, Inc., a direct mail and marketing
                                 company. Mr. Henderson served as a director of
                                 ECC International Corp., a manufacturer and
                                 marketer of computer controlled simulators for
                                 training personnel to perform maintenance and
                                 operator procedures on military weapons, from

                                       41

                                 December 1999 until September 2003 and as
                                 acting Chief Executive Officer from July 2002
                                 until March 2003. Mr. Henderson has been
                                 serving as President and Chief Operating
                                 Officer of WebFinancial Corporation, a
                                 commercial and consumer lender, since November
                                 2003 and as CEO and a Director since June 2005.
                                 He has served as a director of WebBank, an FDIC
                                 Insured, State of Utah Industrial Loan
                                 Corporation, since March 2000, Acting Chief
                                 Executive Officer of WebBank from November 2004
                                 until May 2005 and as Chairman since November
                                 2004. He has also served as President of
                                 Gateway Industries, Inc., a provider of
                                 database development and website design and
                                 development services, since December 2001. Mr.
                                 Henderson has served as a director of SL
                                 Industries, Inc., a manufacturer and marketer
                                 of Power and Data Quality systems and equipment
                                 for industrial, medical, aerospace and consumer
                                 applications, since January 2002. Mr. Henderson
                                 has served as a director of Del Global
                                 Technologies Corp., a manufacturer and marketer
                                 of medical imaging equipment and power
                                 conversion subsystems, since November 2003 and
                                 as Chairman since May 2005. Mr. Henderson has
                                 served as a director of Angelica Corporation,
                                 an outsourced linen management services
                                 provider to the healthcare industry, since
                                 September 2006. Mr. Henderson has served as a
                                 director of Collins I Holding Corp. and Collins
                                 Industries, Inc. since November 1, 2006.

Jack Howard (45)    2004         Mr. Howard co-founded Steel Partners II, L.P.
                                 in October 1993, where he currently holds
                                 representative positions. He has served as a
                                 director since 1996 and as Vice President since
                                 1997 of WebFinancial Corp. (formerly Rose's
                                 Holdings Inc.), a commercial and consumer
                                 lender that owns WebBank Corp., an FDIC insured
                                 industrial loan bank located in Salt Lake City,
                                 Utah. In 2005, Mr. Howard began serving as a
                                 director of WHX Corporation. Also in June 2005,
                                 he joined the Board of Cosine Communications.
                                 From January 1989 to present, Mr. Howard has
                                 served as Principal at Mutual Securities, Inc.,
                                 a registered broker-dealer.

Kenneth N. Kermes   2000         Mr. Kermes has served as our Chairman of the
(71)                             Board of Directors since May 2001. From January
                                 2004 to September 2004, he served as Director
                                 of Major Gifts, Advancement Department of the
                                 University of Rhode Island. From April 2002 to
                                 January 2004, he was Vice President of Planning
                                 and Service Development, South County Hospital.
                                 From May 2001 to April 2002, and from 1999 to
                                 2000, he was a Partner at SeaView Capital, a
                                 private equity firm. From May 2000 to May 2001,
                                 he was Interim President and Chief Executive
                                 Officer of BNS Co. From 1998 to 1999, he was a
                                 partner at Bay View Equity Partners, a private
                                 equity firm. From 1994 to 1998, he served as
                                 Vice President for Business and Finance and
                                 Chief Financial and Administrative Officer for
                                 the University of Rhode Island. From 1998 to
                                 date, he has served as a Director of AT Wall, a

                                       42

                                 metal stamping company. From 1996 to date, he
                                 has served as a Director of Bradford Soap
                                 International, a soap manufacturing company,
                                 and from 2005 to date he has served as a
                                 director of ION Signature Technology, Inc., a
                                 software development company for scientific
                                 analytical equipment. Mr. Kermes has served as
                                 a director of Collins I Holding Corp. and
                                 Collins Industries, Inc. since November 1,
                                 2006.

Recommendations of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE
NOMINEES.

                               GENERAL INFORMATION
                       RELATING TO THE BOARD OF DIRECTORS

ORGANIZATION AND MEETINGS

      The Board of Directors, which is comprised exclusively of non-employee directors, presently maintains standing committees on audit ("Audit Committee")
and corporate governance, compensation and nominating committee ("Nominating,
Compensation and Corporate Governance Committee"). The Board of Directors held four regular meetings and three special meetings in fiscal year ended October
31, 2006. Each of the directors participated in 75% or more of the aggregate number of meetings of the Board of Directors and of the committees on which he is a member. The Board of Directors does not have a policy requiring attendance by the directors at our Annual Meetings. One director attended our annual meeting of shareholders for fiscal year 2006.

AUDIT COMMITTEE

      The Audit Committee is composed of Messrs. Kermes (Chairman) and Held. The
Audit Committee met four times in fiscal year ended October 31, 2006. The current members of the Audit Committee satisfy the independence requirements and other established criteria by the Boston Stock Exchange and the Securities and
Exchange Commission. The Board of Directors has determined that Mr. Kermes,
Chairman of the Audit Committee, is an "audit committee financial expert." The
Audit Committee recommends, for approval by the stockholders, the appointment of a firm of independent certified public accountants to audit our financial statements. The Audit Committee approves all audit and non-audit services provided by our independent auditor. The Audit Committee also meets with the independent accountants and our chief financial officer to review the scope and results of the audit, the scope of audit and non-audit services, the range of audit and non-audit fees, any proposed changes in accounting policies, practices, or procedures, including those relating to our internal controls, and our financial statements to be included in our Annual Report on Form 10-KSB and other related matters. A copy of the Charter for the Audit Committee was previously filed with our Proxy Statement relating to our 2006 Annual Meeting of
Stockholders.

                                       43

NOMINATING, COMPENSATION AND CORPORATE GOVERNANCE COMMITTEE

      The Nominating, Compensation and Corporate Governance Committee is
composed of Messrs. Held (Chairman) and Howard. Each of the members of this committee, other than Mr. Howard, is an "independent director" under the rules of the Boston Stock Exchange. Pursuant to the rules of the Boston Stock
Exchange, the Board of Directors has determined that, based on Mr. Howard's current and past professional experience, including serving as a vice president and director of a public company and as a director of several private companies, his membership on this committee is in our and our shareholders' best interests.

      The Nominating, Compensation and Corporate Governance Committee met one
time in fiscal year ended October 31, 2006. The purposes of the Nominating,
Compensation and Corporate Governance Committee are (i) to identify individuals qualified to become members of the Board, (ii) to select, or to recommend that the Board select, the director nominees for the next annual meeting of stockholders, (iii) to develop and recommend to the Board of Directors a set of corporate governance principles applicable to us, and (iv) to discharge the
Board of Director's responsibilities relating to the compensation of our executives and prepare an annual report on executive compensation for inclusion in our annual proxy statement in accordance with the proxy rules. The committee also performs a periodic review of salaries and compensation/benefit plans for our executive officers and other key management personnel and administers our
1999 Equity Incentive Plan. A copy of the charter for the Nominating,
Compensation and Corporate Governance Committee was attached as Annex C to our
May 2004 Proxy Statement. The Nominating, Compensation and Corporate Governance
Committee may utilize a variety of methods for identifying potential nominees for directors, including considering potential candidates who come to their attention through current officers, directors, professional search firms or other persons. Once a potential nominee has been identified, the Nominating,
Compensation and Corporate Governance Committee evaluates whether the nominee has the appropriate skills and characteristics required to become a director in light of the then current make-up of the Board of Directors. This assessment includes an evaluation of whether: (a) the nominee is an individual of the highest personal and professional integrity; (b) the nominee has substantial experience which is of particular relevance to us; (c) whether the nominee has sufficient time available to devote to our affairs; and (d) the nominee will be effective, in conjunction with the other directors, in collectively serving the interests of the stockholders.

      Each nominee for election at the Annual Meeting was recommended to the
Board of Directors by the Nominating, Compensation and Corporate Governance
Committee. In addition, each of the nominees was identified in accordance with the requirements of the Confirmatory Agreement between us and Steel Partners II,
L.P. See "Certain Relationships and Related Transactions - Confirmatory
Agreement with Steel Partners" below.

STOCKHOLDER NOMINATIONS

      The Nominating, Compensation and Corporate Governance Committee considers stockholder nominations for candidates for membership on the Board of Directors when properly submitted in accordance with our By-laws. The Nominating,
Compensation and Corporate Governance Committee will review and evaluate such stockholder nominations in the same manner as it evaluates all other nominees.

                                       44

      Our By-laws provide that nominations for the election of directors may be made by any stockholder entitled to vote in the election of directors. A stockholder may nominate a person for election as a director at a meeting only if written notice of such stockholder's intent to make such nomination has been given to our Secretary pursuant to the By-laws as described in "Stockholder
Proposals" in this Proxy Statement. Each notice must set forth: (i) the name, business and residential address, and age of the proposed nominee, (ii) the principal occupation or employment of the prospective nominee, (iii) the number of shares of our capital stock which are beneficially owned by the prospective nominee, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder and (v) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of
Directors. Each notice shall include a signed consent of each such nominee to serve as director of the corporation, if elected. Nominees shall also, upon request, promptly provide us with such information considered appropriate by the
Board of Directors or the Secretary. Stockholders may make informal recommendations for nominees for directors by calling our Corporate Secretary at
(401) 848-6400. Such recommendations are not entitled to the benefit of By-law procedures described above.

DIRECTOR COMPENSATION

       On January 22, 2007, Holding granted options to purchase 3,000 shares to management personnel of Collins under a-newly adopted stock option plan, which as previously contemplated provides for the issuance of up to 3,300 shares of
Holding.

      On March 13, 2006, as payment of the Director Retainer Fee for the year
2006, an award of 1,000 restricted shares of Common Stock, plus $15,000 in cash to each of the directors then in office on January 1, 2006. The restrictions on such shares will expire on March 13, 2007. A bonus of $30,000 was awarded to
Kenneth Kermes , our Chairman of the Board, and was paid on March 22, 2006. No additional retainer is paid to directors who are chairpersons of a committee.
For attendance at meetings, each director receives a fee of $750 for each Board meeting attended and $500 for each Committee meeting attended as well as a fee of $375 for each teleconference Board meeting, and $250 for each teleconference
Committee meeting, which lasts more than one-half hour in duration.

                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTION
                                       AND
                              DIRECTOR INDEPENDENCE

TERM LOAN AGREEMENT WITH STEEL PARTNERS

      As of October 31, 2006, we entered into a $14,000,000 Term Loan Agreement with Steel (the "Steel Term Loan"). The Term Loan incurs interest at a rate of
15% per annum and matures on August 31, 2011. Interest shall be payable quarterly and may be paid in kind. Proceeds of the Steel Term Loan shall be used by us as partial payment to Holding for 80% of its outstanding equity interest.
As collateral for the Steel Term Loan, we granted Steel a continuing first priority security interest in any interest or right in any kind of property or

                                       45

asset, whether real, personal, or mixed, owned or leased, tangible or intangible, and whether now held or hereafter acquired. In addition, Steel shall also receive a first priority pledge of all outstanding capital stock or other beneficial interest of Holding.

STOCKHOLDERS AGREEMENT BETWEEN US AND AIP

      As of October 31, 2006, we, Holding, Collins, AIP and certain employee shareholders (collectively, the "Holding Stockholders") entered into a
Stockholders' Agreement (the "Holding Stockholders Agreement") which provides, among other things, (i) that Holding Stockholders will vote for a Board of
Directors of Holding consisting of one director appointed by AIP and four directors appointed by us and (ii) that certain major corporate actions (i.e. a material corporate transaction or a sale of all of the assets of Holding) cannot be made without our and AIP's approval. In addition, the Holding Stockholders
Agreement provides that we may initiate a sale of Collins, subject to the approval of the director designated by AIP. If such sale is initiated, the other shareholders must go along with such sale as long as such other shareholders receive the same per share consideration. The Holding Stockholders Agreement further provides that at any time subsequent to the earlier of (x) October 31,
2011 and (y) any of (1) the consummation of any transaction (including any merger or consolidation) the result of which is that any "person" or "group" (as such terms are defined for purposes of the Securities Act), other than Steel or one of its affiliates of which Steel owns at least 20% of the equity interests of each class of equity interests of such affiliate, becomes the owner, directly or indirectly, of 35% or more of our issued and outstanding equity interests,
(2) Steel ceases to (a) beneficially own and control, directly or indirectly, at least 20% of the equity interests of each class of our equity interests entitled
(without regard to the occurrence of any contingency) to vote for the election of the members of our Board of Directors, or (b) have at least two representatives on our Board of Directors(3) we cease to (a) beneficially own and control, directly or indirectly, at least 80% of the issued and outstanding equity interests of each class of equity interests of Holding entitled (without regard to the occurrence of any contingency) to vote for the election of the members of the Board of Directors of Holding or (b) have the right to elect or appoint at least four of the five members of the Board of Directors of Holding, then the earlier of (A) six months after the first date subsequent to the closing date that Steel no longer owns at least 15% of our outstanding shares and (B) October 31, 2009, AIP may commence negotiations providing for our purchase of AIP's interest. For a period of 90 days AIP will negotiate exclusively with us. If we cannot reach an agreement, then Goldman Sachs will be engaged to conduct an auction of Holding. The Holding Stockholders Agreement shall terminate upon an initial public offering, liquidation, sale, or the agreement of a majority of the shares of Holding we hold (or our shareholders)
and a majority of the shares held in Holding by AIP and the employees of Holding or its subsidiaries.

STEEL PARTNERS ADVISORY FEE

      At the closing of the Merger, Collins paid Steel a $1.0 million advisory fee in connection with various services Steel provided relating to the acquisition of Collins including, but not limited to indicating its willingness to provide a financing commitment to fully fund the acquisition, as well as assisting in arranging for a revolving line of credit and term loan and lien with GMAC Commercial Finance LLC and a second lien with Orix Finance Corp.

                                       46

CONFIRMATORY AGREEMENT WITH STEEL PARTNERS

      On December 8, 2004, we entered into a Confirmatory Agreement (the
"Confirmatory Agreement") with Steel. On December 8, 2004, Steel held approximately 597,057 shares of our Class A Common Stock (representing approximately 19.9% of our combined outstanding Class A and Class B Common Stock at the time). Under the Confirmatory Agreement, Steel acquired additional shares of our stock from Couchman Partners, L.P., resulting, after such purchase, in
Steel's ownership of our Common Stock increasing to 41.8% of the outstanding common stock. In connection with these acquisitions, we agreed to amend our
Rights Agreement to increase the common stock ownership threshold applicable to
"Existing Persons" (as defined in the Rights Agreement) from 20% to 45%.

      Pursuant to the terms of the Confirmatory Agreement, following the acquisition of the shares, two of the then five independent directors on our
Board of Directors resigned from the Board and the number of directors on the
Board was fixed at five. Presently two of our four directors, Jack Howard and
James Henderson, are representatives of Steel. We have agreed to recommend for reelection as directors of the two representatives of Steel (Messrs. Howard and
Henderson) at this Annual Meeting.

      Steel has also agreed in the Confirmatory Agreement that commencing with the Company's 2006 Annual Meeting of Stockholders and continuing to each Annual
Meeting held prior to December 31, 2009, Steel will vote its and its affiliates'
shares to elect at least two non-Steel director nominees (individually, a
"Non-Steel Director Representative" or together, "Non-Steel Director
Representatives"), as nominated by the Non-Steel Directors Committee, who shall be any two members of the Non-Steel Directors Committee. The Non-Steel Directors
Committee (currently composed of Messrs. Kermes and Held) shall be composed of
Non-Steel Director Representatives, or any of their designated successors, as long as they remain qualified as a non-Steel representative and are willing to serve as our directors. If the Non-Steel Directors Committee does not name a
Non-Steel director nominee, Steel shall select two director nominees as
Non-Steel Director Representatives.

      In the event that none or only one of the Non-Steel Director
Representatives, and successors designated by them, are willing and able to stand for election as Independent Directors, then a committee of the then
Non-Steel Director Representatives of the Board of Directors will nominate a replacement (or replacements, if applicable) candidates to fill the Non-Steel
Director Representatives positions on the Board of Directors. Under the terms of the Confirmatory Agreement, there will be two Non-Steel Representatives on the
Board of Directors at all times through December 31, 2009. However, in the event that there are no Non-Steel Director Representatives (or a successor designated by them) at a given time, then the remaining directors will (after good faith consultation with any available nominees to be Non-Steel Director
Representatives) select new Non-Steel Director Representative.

      The Confirmatory Agreement further provides that the approval of the
Non-Steel Director Representatives will be required, or in certain circumstances the approval of the stockholders, subject to certain exceptions (all as set out in the Confirmatory Agreement) before the adoption or consummation of certain actions, including the following: (1) entering into any contract, arrangement, understanding or transaction between Steel and us; (2) further amending, modifying or repealing of the Rights Agreement after the amendment contemplated by the Confirmatory Agreement; and (3) any amendment, modification or repeal of the Confirmatory Agreement.

                                       47

      The Confirmatory Agreement terminates on December 31, 2009.

MICHAEL WARREN ASSOCIATES AGREEMENT

      As of January 2007, we entered into an agreement with Michael Warren
Associates, Inc. through the end of 2007. We had previously been a party to a separate agreement with Michael Warren Associates concerning his compensation in
2005. Michael Warren receives his compensation from us through Michael Warren
Associates, Inc. See "Employment, Severance, and Other Agreements - Michael
Warren Associates Agreements".

INFORMATION RELATING TO DIRECTOR INDEPENDENCE

      Reference is made to the list of directors in the Section entitled
"Directors and Executive Officers" herein which identifies who among our directors are independent.

                             AUDIT COMMITTEE REPORT

      The Audit Committee of the Board of Directors has furnished the following report on its activities:

      The Audit Committee is composed of two directors, all of who satisfy the independence requirements and other established criteria by the Boston Stock
Exchange and the Securities and Exchange Commission. The Board has determined that Mr. Kermes, Chairman of the Audit Committee, is an "audit committee financial expert."

      The Audit Committee acts under a written charter adopted by the Board. A copy of the Charter is attached as an exhibit to our Annual Report on Form
10-KSB for the fiscal year ended December 31, 2005. Management has the primary responsibility for the financial statements and the financial reporting process, including the system of internal controls. The Audit Committee oversees the
Company's financial reporting process and internal controls on behalf of the
Board. In this regard, it helps to ensure the independence of the Company's auditors, the integrity of management and the adequacy of disclosure to stockholders. Representatives of the independent auditors and financial management and consultants and other management personnel have unrestricted access to the Audit Committee.

      The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor. The Audit Committee serves a board-
level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives.

      The Audit Committee reviewed the audited financial statements in the
Annual Report on Form 10-KSB for fiscal year ended October 31, 2006 with management and the independent auditors, who are responsible for expressing an

                                       48

opinion on the conformity of those audited financial statements with generally accepted accounting principles, including a discussion of the reasonableness of significant judgments and the clarity of disclosures in the financial statements, the quality, not just the acceptability, of the Company's accounting principles, and such other matters as are required to be discussed with the
Audit Committee under generally accepted auditing standards. The Audit Committee has received from the Company's auditors the written disclosures required by
Independence Standards Board Standard No. 1 (Independence Discussions with Audit
Committees) and discussed with the auditors their independence from the Company and its management.

      The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audits and met with the auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the
Company's financial reporting, and reviewed significant legal contingencies and developments. The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61.
The Audit Committee also reviewed the Company's compliance program. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-KSB for the fiscal year ended October 31, 2006, which was filed with the Securities and Exchange Commission.

                                    Kenneth N. Kermes, Chairman
                                    J. Robert Held
                                    January 28, 2007

                          CORPORATE GOVERNANCE MATTERS

      We have a Code of Business Conduct and Ethics which applies to all our directors, officers and employees, including executive officers. A copy of the
Code of Business Conduct and Ethics was filed as Exhibit 14.1 to our Annual
Report on Form 10-K for the year ended December 31, 2003.

      Stockholders may also obtain free of charge printed copies of this policy as well as the committee charters for our Board by writing to the Corporate
Secretary at our headquarters at 25 Enterprise Center, Suite 104, Middletown,
Rhode Island 02842.

                                   MANAGEMENT

OUR EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

      The following table summarizes information regarding our executive officers as of February 9, 2007.

Name                    Age   Positions Held During the Last Five Years
------------------      ---   --------------------------------------------------
Michael Warren          56    Since January 24, 2003, Mr. Warren has been
                              President and Chief Executive Officer and since
                              December 20, 2002, Vice President and Chief

                                       49

                              Financial Officer, of BNS Co. (and of BNS
                              Holding, Inc. after December 13, 2004.  From 2000
                              to present, Mr. Warren has been the President of
                              Michael Warren Associates, Inc., a management
                              consulting firm.  From 2000 to 2002, he also
                              worked as a Consultant for Resources, Inc., a
                              management consulting firm.

      Each executive officer holds office until the first meeting of the Board of Directors following the next Annual Stockholders' meeting and until his successor is elected or appointed and qualified, unless he dies, resigns, is removed or replaced.

      There are no family relationships between any of our directors or executive officers.

      The following table sets forth certain information with respect to the executive officers of Collins as of February 9, 2007.

Name                    Age   Positions Held During the Last Five Years
------------------      ---   --------------------------------------------------
Randall Swift           40    Mr. Swift was named President and Chief Executive
                              Officer of Collins on November 1, 2006. He served
                              as Vice President and Chief Operating Officer of
                              Collins from April 1, 2005 to November 2, 2006. He
                              joined Collins in 1998 as V.P./Sales and Marketing
                              for Capacity of Texas, Inc., a wholly-owned
                              subsidiary of Collins. In 1999, Mr. Swift was
                              promoted to President of Capacity where he
                              continued to serve prior to this appointment. Mr.
                              Swift possesses an extensive background in sales,
                              engineering and manufacturing with over six years
                              at Cummins Southern Plains, Inc. prior to coming
                              to Capacity.

Kent E. Tyler           40    Mr. Tyler joined Collins in December 1997 as Vice
                              President of Marketing. Prior to joining Collins,
                              he was Vice President of Ackerman McQueen, a
                              full-service national marketing and advertising
                              agency. In 2005, Mr. Tyler was promoted to
                              Corporate Vice President of Sales and Marketing of
                              Collins. On January 19, 2007 Mr. Tyler was named
                              President of Collins Bus Division.

                                       50

Name                    Age   Positions Held During the Last Five Years
------------------      ---   --------------------------------------------------
Hans Heinsen            54    Mr. Heinsen joined Collins on January 16, 2007 as
                              Chief Financial Officer. From April 2005 to
                              January 2007, Mr. Heinsen served as Executive Vice
                              President - International of Solo Cup Company
                              ("Solo"). Prior to April 2005, Mr. Heinsen served
                              as Senior Vice President and Treasurer of Solo
                              from February 2004 to April 2005 and as Senior
                              Vice President-Finance and Chief Financial Officer
                              of Sweetheart from March 1998 to February 2004.
                              From June 1996 to March 2002, he was Chief
                              Financial Officer of The Fonda Group, Inc., which
                              became an affiliate of Sweetheart in March 1998.
                              Prior to joining Fonda, Mr. Heinsen spent 21 years
                              in a variety of corporate finance positions with
                              The Chase Manhattan Bank, N.A.

                             EXECUTIVE COMPENSATION

      The following table sets forth the annual and long-term compensation during each of the last three fiscal years of Michael Warren, our President,
Chief Executive Officer and Chief Financial Officer. Michael Warren became BNS
Co.'s President and Chief Executive Officer on January 24, 2003. Each of Messrs.
Swift and Tyler are executive officers of Collins. Any compensation reported in one year is not reported as compensation for a subsequent year. It must also be noted that commencing in 2006, we changed our fiscal year end from December 31 to October 31. Therefore, the compensation shown for fiscal year 2006 is from
January 1, 2006 through October 31, 2006.

                                                                                            Long-term
                                                    Annual Compensation                    Compensation
                                      ----------------------------------------------     ----------------
Name and Principal
------------------                                                   Other Annual        Restricted Stock
Position                     Year     Salary ($)    Bonus ($)       Compensation ($)      Awards ($)(3)
--------                     ----     ----------    ----------      ----------------     ----------------
Michael Warren               2006       133,850       50,000
President, CEO, and          2005       188,330         --
CFO(1)                       2004       164,313      147,675

Randall Swift Vice           2006       281,580      140,000            --                   --
President and Chief          2005       237,083       70,000           30,385 (2)          133,500 (4)
Operating Officer            2004       170,000       55,000                  --            75,750 (4)

Kent E. Tyler                2006       176,580       60,000            --                   --
Vice President of            2005       170,000       30,000            --                  49,000 (5)
Sales and Marketing          2004       157,500       25,000           38,550 (2)           75,750 (5)

                                       51

(1)   Mr. Warren acts as a consultant to us pursuant to an agreement between
      Michael Warren Associates, Inc. and us. His salary represents his consulting fees for 2004, 2005 and 2006. His bonus represents incentive compensation payments made as a result of the sale of the U.K. subsidiary in 2004 and as a result of significant work relating to a potential acquisition in 2005.

(2)   Relates to company paid relocation expenses associated with relocation to
      Corporate Executive Offices in Southlake, Texas.

(3)   Under the terms of the Restricted Stock Award Agreements granted in 2003,
      2004 and 2005, the Restricted Stock vests four (4) years after the date of the initial award. Dividends are paid on Restricted Stock at the same rate as paid on all other outstanding shares of our Common Stock.

(4)   Aggregate value at October 31, 2005 amounted to $368,500 based on an aggregate total of 55,000 restricted shares

(5)   Aggregate value at October 31, 2005 amounted to $268,000 based on an aggregate total of 40,000 restricted shares.

OPTION GRANTS IN LAST FISCAL YEAR

      No options or stock appreciation rights were awarded to the named executive officer in fiscal year ended October 31, 2006.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES

      There were no options exercised by the named executive officer during fiscal year ended October 31, 2006 and there are no outstanding options being held by the named executive officer.

EMPLOYMENT, SEVERANCE AND OTHER AGREEMENTS

      At fiscal year ended October 31, 2006, we had no retirement plans or arrangements calling for payments under employment agreements, severance agreements or change-in-control payments other than our agreement with Michael
Warren Associates, Inc.

      From December 1 to December 20, 2002, Michael Warren, and his firm Michael
Warren Associates, Inc., was engaged as a management consultant to us pursuant to the terms of his November 20, 2002 engagement letter (the "2002 Warren
Agreement"). Mr. Warren became Vice President and Chief Financial Officer effective December 20, 2002 and, in addition, was elected President and Chief

                                       52

Executive Officer effective January 24, 2003. Under the 2002 Warren Agreement,
Mr. Warren provided general management consulting services, served as President,
CEO and CFO and performed such other duties as were from time to time agreed upon.

      Mr. Warren's compensation during 2004 was based on the terms of his 2002
Warren Agreement, which was amended on January 24, 2003, April 8, 2003, November
3, 2003 and February 23, 2004. The term of the 2002 Warren Agreement ended on
December 31, 2004. Under that agreement, Mr. Warren's compensation was based on a rate of $180 per hour. Pursuant to the terms of the Agreement, Mr. Warren received a $404,000 incentive payment in connection with the sale of our Rhode
Island Property on August 26, 2003; a $147,675 incentive payment in connection with the sale of the U.K. Subsidiary, which closed on June 16, 2004; and a
$50,000 incentive payment in connection with a proposed acquisition in 2005.

      Mr. Warren's compensation during 2006 was based on the terms of a new consulting agreement with Michael Warren Associates, Inc. dated as of January 1,
2006 (the "2006 Warren Agreement"), which replaced the expired 2005 Warren
Agreement. Under the 2006 Warren Agreement, Mr. Warren provides general management consulting services, serves as President, CEO and CFO and performs such other duties as may from time to time be agreed upon. The term is for a period of one year or until notice of termination is given by either party. The
2006 Warren Agreement is terminable by us immediately for "cause", as defined therein, or upon thirty days prior notice by either party. Under the agreement,
Mr. Warren's compensation is based on a rate of $200 per hour. Also under the agreement, Mr. Warren is entitled to additional incentive compensation in the form of a cash bonus in an amount equal to no more than 40% of his firm's billings during the term of the agreement or restricted stock, at the discretion of our Board of Directors.

      COLLINS STOCK OPTION GRANTS AND EXERCISES

      Information relating to stock option grants and exercises by executive officers of Collins are not being provided since all stock option plans of
Collins were terminated immediately after the closing of the Merger. All outstanding stock options of Collins were vested immediately prior to the effective time of the Merger. Holders of stock options of Collins, whether or not exercisable, were entitled to receive a cash payment from Collins immediately prior to the effective time of the Merger equal to the excess, if any, of $12.50 over the exercise price of such stock option, multiplied by the number of shares subject to such stock option, without interest and subject to any applicable withholding taxes.

      Upon shareholder approval of the Merger, the restricted stock automatically became unrestricted and, along with the other shares of Collins common stock, was converted into the right to receive $12.50 in cash, without interest and subject to any applicable withholding tax, for each share of restricted stock.

      EMPLOYEE AGREEMENTS WITH EXECUTIVE OFFICERS OF COLLINS

      Collins had entered into an employment agreement with Cletus C. Glasener providing among other things, for payments equal to Mr. Glasener's current annual base salary payable of $251,578, plus target bonus (i) upon his

                                       53

termination by Collins without cause or (ii) upon a change of control of Collins if, following such change in control, Mr. Glasener's position with Collins is eliminated or if he is not offered a comparable position at comparable compensation. Effective upon the consummation of the Merger on October 31, 2006,
Mr. Glasener was replaced as Chief Financial Officer by Paul Bamatter who became the interim Chief Financial Officer.

      Collins has also entered into severance agreements with Randall A. Swift and Kent E. Tyler providing, among other things, for a lump sum payment equal to one month's salary for each full year of the officer's employment with Collins, but not less than 12 times nor more than 24 times the officer's monthly salary, plus the then current monthly rate of family coverage under Collins' group health plan multiplied by 18 months, payable upon the officer's termination by
Collins other than for disability, retirement or cause or the officer's termination by the officer for good reason within one year after a change in control of Collins.

                                 PROPOSAL NO. 5

               APPROVAL OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      Effective as of December 8, 2006, Ernst & Young, LLP ("E&Y") resigned as our independent accountant. E&Y had been previously engaged as the principal accountant to audit our financial statements.

      Our principal accountant for the audit of our annual financial statements for our fiscal years ended December 31, 2004 and 2005 was E&Y. The reports of
E&Y on our financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Each report also, for the past two fiscal years, contained an explanatory paragraph stating that the
Company has no active trade or business which raises substantial doubt about the
Company's ability to continue as a going concern.

      During our two most recent fiscal years and the subsequent interim period prior to December 31, 2006, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of E&Y, would have caused it to make reference to the matter in connection with its reports.

      Effective as of December 8, 2006, we retained McGladrey & Pullen, LLP
("McGladrey") as our independent accountants for the fiscal year ending October
31, 2007. Our Board of Directors also retained McGladrey to audit our annual financial statements for our fiscal year ended October 31, 2006. The decision to change accountants was approved by both our audit committee and Board of
Directors on December 8, 2006.

      McGladrey was the independent accountants of Collins prior to its merger with and into our subsidiary. Since we now hold 80% of the outstanding equity interest of the entity which controls Collins and we have no other operating businesses, we believe that it is in our best interest to have McGladrey become our independent accountants. The principal office of McGladrey is located at
3600 American Blvd. W., Third Floor, Bloomington, MN 55431-4502.

                                       54

      During our two most recent fiscal years and the subsequent interim periods prior to December 31, 2006, we did not consult McGladrey regarding either: (i)
the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv)(A) of Regulation S-B or an event as described in Item 304(a)(1)(iv)(B) of Regulation S-B.

      We have made the contents of this proposal No. 4 available to E&Y and requested it to furnish a letter addressed to the SEC stating whether E&Y agrees with the statements relating to E&Y included in this proposal No. 4. A copy of
E&Y's letter to the SEC was included as Exhibit 16.1 to a Current Report on Form
8-K/A we filed with the SEC on December 12, 2006.

      If stockholders do not ratify the appointment of McGladrey as our independent accountants, the Audit Committee of the Board will consider the appointment of other certified public accountants. A representative of McGladrey
[will be present at the Meeting], will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire. The approval of the proposal to ratify the appointment of McGladrey requires the affirmative vote of a majority of the votes cast by the holders of all classes of Common Stock voting as a single class represented and entitled to vote thereon.

      The following table presents fees paid by us for professional services rendered by E&Y and McGladrey (or RSM McGladrey Inc., its affiliate) for the fiscal years 2006 and 2005.

                           Fiscal 2006 Fees     Fiscal 2005 Fees     Fiscal 2006 Fees     Fiscal 2005 Fees
Fee Category                  (McGladrey)          (McGladrey)            (E&Y)                (E&Y)
------------------         ---------------      ----------------     ----------------     ----------------
Audit Fees                    $436,920             $260,989             $ 37,500             $ 97,000
Audit-Related Fees                --                 22,603               44,000               13,000
Tax Fees                        57,862               63,415                 --                  4,000
Other Fees                        --                   --                   --                   --
Total Fees                    $494,782             $347,007(1)          $ 81,500             $114,000

(1)   Fiscal 2005 Fees paid to McGladrey were for services for Collins
      Industries Inc.

      Audit Fees were for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by E&Y and McGladrey in connection with statutory and regulatory filings or engagements.

      Audit-Related Fees were for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." These services include employee benefit plans audits and consultations concerning financial accounting and reporting matters not classified as audits.

                                       55

      There were no Other Fees paid to E&Y and McGladrey in any of fiscal years
2006 and 2005 related to other services. No fees were paid to E&Y and McGladrey for financial information systems design or implementation services during 2006 and 2005.

      Our Audit Committee has not established any pre-approval procedures, but instead reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent accountants. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. All of the fees shown above were pre-approved by the Audit Committee.

      RECOMMENDATION OF THE BOARD OF DIRECTORS

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE
APPOINTMENT OF MCGLADREY & PULLEN, LLP AS OUR INDEPENDENT ACCOUNTANTS FOR THE
FISCAL YEAR ENDING OCTOBER 31, 2007.

                                  OTHER MATTERS

      It is not expected that any matters other than those in the Notice of
Annual Meeting, as described in this Proxy Statement, will be brought before the
Annual Meeting. If any other matters are presented, however, it is the intention of the persons named in the proxy to vote the proxies in accordance with the discretion of the persons named in such proxy.

                             COST OF PROXY MATERIALS

      The cost of preparing and mailing the enclosed material is to be borne by
us. In addition to the solicitation of proxies by mail, certain of our officers, directors, and regular employees may, without additional compensation, solicit proxies on behalf of management by telephone, telegraph, or personal interview.
The cost of any solicitation will be borne by us. Upon request, persons, including brokers, holding shares for others will be reimbursed for their expenses in transmitting proxy materials to their principals and in seeking instructions by mail, telephone, or telegraph for their principals.

                   COMMUNICATIONS WITH THE BOARD OF DIRECTORS

      Stockholders wishing to communicate with our Board as a whole or with certain directors, including committee chairpersons or the Chairman of the
Board, individually, may do so by writing the Corporate Secretary at our headquarters at 25 Enterprise Center, Suite 104, Middletown, Rhode Island 02842.
Each stockholder communication should include an indication of the submitting stockholder's status as our shareholder and eligibility to submit such communication. Each such communication will be received for handling by the
Corporate Secretary, who will maintain originals of each communication received and provide copies to (i) the Chairman and (ii) any other appropriate committee(s) or director(s) based on the expressed desire of the communicating shareholder and content of the subject communication. The Corporate Secretary also will coordinate with the Chairman to facilitate a response, if it is believed that a response is appropriate or necessary, to each communication received. The Nominating, Compensation and Corporate Governance Committee will review all stockholder communications received on a periodic basis. The Board of
Directors reserves the right to revise this policy in the event that this process is abused, becomes unworkable or otherwise does not efficiently serve the purpose of the policy.

                                       56

                              STOCKHOLDER PROPOSALS

      If our Exchange Act registration is not terminated in connection with the
Reverse/Forward Stock Split, any proposal of holders of Common Stock intended to be presented at the Annual Meeting of Shareholders to be held in 2008 pursuant to Rule 14a-8 of the Exchange Act must be received by us within a reasonable time before we begin to print and mail our proxy materials in order to be included in the proxy statement relating to that meeting.

      All stockholder proposals intended to be submitted at our 2008 Annual
Meeting of Shareholders must be received by our Secretary on or before
___________, 2008, in order to be considered for inclusion in our proxy materials for the year 2008 Annual Meeting of Stockholders.

      Our By-Laws provide that notice of a nomination by a stockholder with respect to the election of directors at the 2008 Annual Meeting must contain the information specified in the By-Laws and must be received by our Corporate
Secretary 60 days prior to the anniversary date of the 2007 Annual Meeting.

                              AVAILABLE INFORMATION

      We are subject to the informational requirements of the Securities
Exchange Act of 1934, as amended, which requires us to file reports, proxy statements and other information with the SEC. You may inspect and request copies of our reports, proxy statements and other information filed by us at the public reference facilities at the SEC's office at Judiciary Plaza, 100 F
Street, N.E., Washington, D.C. 20549, at the SEC's Regional Office at Room 1102,
Jacob K. Javits Federal Building, 26 Federal Plaza, New York, NY 10278 and at
the SEC's Regional Office at 500 West Madison Street, Suite 1400, Chicago,
Illinois 60661. You may also obtain a copy of such material from the Public
Reference Section of the SEC at Judiciary Plaza, 100 F Street, N.E., Washington,
D.C. 20549, at prescribed rates. Our reports, proxy statements and other information can also be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov.

      We have filed with the SEC a Rule 13E-3 Transaction Statement on Schedule
13E-3 with respect to the Reverse/Forward Stock Split. As permitted by the SEC, this proxy statement omits certain information contained in the Schedule 13E-3.
The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part thereof, is available for inspection or copying as set forth above or is available electronically at the SEC's web site.

                       DOCUMENTS INCORPORATED BY REFERENCE

      The SEC allows us to "incorporate by reference" information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document or in any other subsequently filed document that also is incorporated by reference herein.

                                       57

This document incorporates by reference the documents listed below that we have filed previously with the SEC and copies of which are being mailed with this proxy statement. They contain important information about us and our financial condition:

      o  our Annual Report on Form 10-KSB for the fiscal year ended October 31,
         2006.

      We will amend this proxy statement and our Schedule 13E-3 to include or incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(e), 14, or 15(d) of the Exchange Act after the date of this document to the extent required to fulfill our disclosure obligations under the Exchange Act.

      We will provide, without charge, to each person to whom this proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all information that has been incorporated by reference in this proxy statement. You may obtain a copy of these documents and any amendments thereto by writing to the Corporate Secretary at the following address: BNS Holding, Inc., 25 Enterprise Center, Suite 104, Middletown, Rhode
Island 02842. These documents are also included in our SEC filings, which you can access electronically at the SEC's web site at http://www.sec.gov.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Included in this proxy statement, annexes and associated documents are
"forward-looking" statements, as well as historical information. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that the expectations reflected in these forward-looking statements will prove to be correct. Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors. Forward-looking statements include those that use forward-looking terminology, such as the words "anticipate," "believe,"
"estimate," "expect," "intend," "may," "project," "plan," "will," "shall,"
"should," and similar expressions, including when used in the negative. Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by these and other factors.

                                    By Order of the Board of Directors,

                                    /s/ Michael Warren
                                    Michael Warren,
                                    --------------------------------------------
                                    Chief Executive Officer

Dated: _____________, 2007

                                       58

                                   [RESERVED]

                                       59

                                                                       ANNEX A-1

                          PROPOSED FORM OF AMENDMENT TO
                          CERTIFICATE OF INCORPORATION
                          TO EFFECT REVERSE STOCK SPLIT
                                [TO BE FINALIZED]

                            Certificate of Amendment

                                       of

              Amended and Restated Certificate of Incorporation

                                       of

                                BNS HOLDING, INC.

               Under Section 242 of the General Corporation Law

      It is hereby certified that:

      1. The name of the corporation is BNS Holding, Inc. (the "Corporation").

      2. The Amended and Restated Certificate of Incorporation is hereby amended by adding the following immediately after article FOURTH A:

            "FOURTH B: Effective ______________,  2007 and without regard to any
            other  provision  of  this  Amended  and  Restated   Certificate  of
            Incorporation,  each one (1) share of Class A Common  Stock,  either issued or outstanding or held by the  Corporation as treasury stock, immediately prior to the time this amendment becomes effective shall be and is hereby automatically reclassified and changed (without any further  act) into one-two  hundredth  (1/200th) of a fully paid and nonassessable  share of Class A Common Stock  without  increasing or decreasing  the amount of stated  capital or paid-in  surplus of the
            Corporation,  provided that no fractional  shares shall be issued to any  registered  holder of fewer  than 200  shares of Class A Common
            Stock   immediately   prior  to  the  time  this  amendment  becomes
            effective,  and that  instead of issuing such  fractional  shares to such holders, such fractional shares shall be canceled and converted into the right to receive the cash  payment of $13.62 per share on a pre-split basis to each shareholder  owning fewer than 200 shares of
            Class A Common Stock immediately prior to the effective time of this amendment."

      3. The amendment of the certificate of incorporation  herein certified has been duly  adopted in  accordance  with the  provisions  of  Section  242 of the
General Corporation Law of the State of Delaware.

                                       60

      IN WITNESS  WHEREOF,  the  Corporation  has  caused  this  Certificate  of
Amendment  of the  Amended  and  Restated  Certificate  of  Incorporation  to be
executed on this ___ day of ___________, 2007.

                                    BNS HOLDING, INC.

                                    __________________________________
                                    Name:  Michael Warren
                                    Title: President

                                       61

                                                                       ANNEX A-2

                          PROPOSED FORM OF AMENDMENT TO
                          CERTIFICATE OF INCORPORATION
                          TO EFFECT FORWARD STOCK SPLIT
                                [TO BE FINALIZED]

                            Certificate of Amendment

                                       of

              Amended and Restated Certificate of Incorporation

                                       of

                                BNS HOLDING, INC.

               Under Section 242 of the General Corporation Law

      It is hereby certified that:

      1. The name of the corporation is BNS Holding, Inc. (the "Corporation").

      2. The Amended and Restated Certificate of Incorporation is hereby amended by adding the following immediately after article FOURTH B:

            "FOURTH C:  Effective  February  __, 2007 and without  regard to any
            other  provision  of  this  Amended  and  Restated   Certificate  of
            Incorporation,  each one (1) share of Class A Common  Stock,  either issued or outstanding or held by the  Corporation as treasury stock, and any fractional share held by any shareholder who holds in excess of one (1)  share  immediately  prior  to the  time  this  amendment becomes effective shall and is hereby automatically reclassified and changed  (without any further act) into two hundred (200) fully-paid and  nonassessable  shares of Class A Common Stock (or, with respect to fractional  shares,  such lesser number of shares and  fractional shares  as may be  applicable  based  upon  such  200-for-1  ratio), without  increasing  or decreasing  the amount of stated  capital or paid-in  surplus of the  Corporation,  provided  that no  fractional shares of Class A Common Stock shall be issued."

      3. The amendment of the certificate of incorporation  herein certified has been duly  adopted in  accordance  with the  provisions  of  Section  242 of the
General Corporation Law of the State of Delaware.

                                       62

      IN WITNESS  WHEREOF,  the  Corporation  has caused this  Certificate  of
Amendment  of the Amended and  Restated  Certificate  of  Incorporation  to be
executed on this ___ day of ___________, 2007.

                                    BNS HOLDING, INC.

                                    ___________________________________
                                    Name:  Michael Warren
                                    Title: President

                                       63

                                                                       ANNEX A-3

                          PROPOSED FORM OF AMENDMENT TO
                          CERTIFICATE OF INCORPORATION
                         TO GRANT RIGHT OF FIRST REFUSAL
                                [TO BE FINALIZED]

                            Certificate of Amendment

                                       of

              Amended and Restated Certificate of Incorporation

                                       of

                                BNS HOLDING, INC.

               Under Section 242 of the General Corporation Law

      It is hereby certified that:

      1. The name of the corporation is BNS Holding, Inc. (the "Corporation").

      2. The Amended and Restated Certificate of Incorporation is hereby amended by adding the following immediately after article FOURTH C:

            "FOURTH D: After the effective  time of the filing of this amendment to the Corporation's Amended and Restated Articles of Incorporation,
            the Corporation shall have the right to buy shares of Class A Common
            Stock proposed to be transferred by any shareholder if such transfer would  cause the number of  holders  of record of the  Corporation's
            Class A Common  Stock to equal or  exceed  250 (the  "Right of First
            Refusal").  For purposes of the Right of First Refusal, a "transfer"
            would include conveyance of Class A Common Stock,  whether voluntary or  involuntary,  including  but  not  limited  to any  sale,  gift, assignment,  bequest, or devise. The price to be paid for the shares pursuant  to the  Right of First  Refusal  would be equal to (i) the mean  between the bid and asked  prices (as  published  in the "pink sheets")  averaged  over the 20 trading  days on which the shares of
            Common Stock were actually quoted immediately  preceding the date of exercise  of the  option  or (ii) if the  Common  Stock  is not then quoted  in  the  "pink  sheets,"  or if  such  determination  cannot otherwise  be  made,  the  fair  market  value  of  such  shares  as determined in good faith by our Board of Directors.  Any shareholder proposing to transfer shares of Class A Common Stock must notify the
            Corporation  prior to such  proposed  transfer.  At such time as the
            Corporation  becomes aware of a proposed  transfer that would cause, or has caused,  the number of holders of record of the Corporation's
            Class A Common Stock to equal or exceed 250, the  Corporation  shall have 30 days to  exercise  its right to buy back such  shares of its
            Class A Common Stock."

      3. The amendment of the certificate of incorporation  herein certified has been duly  adopted in  accordance  with the  provisions  of  Section  242 of the
General Corporation Law of the State of Delaware.

                                       64

      IN WITNESS  WHEREOF,  the  Corporation  has caused this  Certificate  of
Amendment  of the Amended and  Restated  Certificate  of  Incorporation  to be
executed on this ___ day of ___________, 2007.

                                    BNS HOLDING, INC.

                                    ________________________________
                                    Name:  Michael Warren
                                    Title: President

                                       65

                                                                       ANNEX A-4

                          PROPOSED FORM OF AMENDMENT TO
                          CERTIFICATE OF INCORPORATION
           TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
                                [TO BE FINALIZED]

                            Certificate of Amendment

                                       of

              Amended and Restated Certificate of Incorporation

                                       of

                                BNS HOLDING, INC.

               Under Section 242 of the General Corporation Law

      It is hereby certified that:

      1. The name of the corporation is BNS Holding, Inc. (the "Corporation").

      2. The Amended and Restated Certificate of Incorporation is hereby amended by deleting Article Fourth in its entirety and replacing it with the following:

            "FOURTH:  The aggregate number of shares of capital stock which this
            Corporation  shall have  authority to issue is  6,000,000  shares of which  5,000,000  shares  shall be Class A Common  Stock,  $0.01 par value per share and 1,000,000 shares shall be Preferred Stock, $1.00 par  value  per  share.  The  Class  A  Common  Stock  is  sometimes hereinafter referred to as the "Common Stock."

                  The voting  powers,  designations,  preferences  and relative,
            participating,   optional   or  other   special   rights,   and  any
            qualifications,  limitations or restrictions thereof, of the Class A
            Common  Stock  and the  Preferred  Stock  shall be  governed  by the following provisions.

                  A. CLASS A COMMON STOCK

                  Except  as   otherwise   provided  in  this   Certificate   of
            Incorporation, each share of Common Stock shall have the same rights and privileges  and rank equally,  share ratably and be identical in all respects as to all matters.

                  1. DIVIDENDS, COMBINATIONS AND SUBDIVISIONS.

                  Subject to the  limitations  prescribed  herein,  any  further limitations in accordance herewith and any resolution or resolutions of the Board of Directors  providing  for the issuance of any series of Preferred Stock,  holders of shares of Class A Common Stock shall be  entitled  to  receive,  when  and as  declared  by the  Board of
            Directors,  out of the  assets or funds  which are by law  available therefore,  dividends payable in cash, or in property,  or in shares of Class A Common  Stock,  or in shares of any  series of  Preferred
            Stock, or in any combination thereof.

                                       66

                  2. VOTING.

                  (a) Except as provided by law or except as expressly  provided herein,  at every meeting of  stockholders,  every holder of Class A
            Common  Stock shall be entitled to one vote on all matters in person or by proxy for each share of Class A Common  Stock  outstanding  in his name on the transfer books.

                  (b)  Except  as may  otherwise  be  required  by  law or  this
            Certificate  of  Incorporation  the holders of Class A Common  Stock shall vote together as a single class,  subject to any voting rights which may be granted to holders of any series of Preferred Stock.

                  B. PREFERRED STOCK.

                  The Board of Directors is  expressly  authorized  at any time, and from time to time,  to provide for the issuance of shares of the class of  Preferred  Stock in one or more  series  with such  voting powers,  full or  limited,  or  without  voting  powers  (except  as otherwise  required by ARTICLE  EIGHTH) and with such  designations, preferences and relative,  participating,  optional or other special rights, and qualifications,  limitations or restrictions thereof, as shall be stated  and  expressed  in the  resolution  or  resolutions providing for the issue  thereof  adopted by the Board of Directors,
            and  as  are  not  stated  and  expressed  in  the   Certificate  of
            Incorporation of this  Corporation,  including (but not limiting the generality thereof) the following:

                        (a) The number of shares to constitute each such series,
                  and the designation of each such series;

                        (b)  The  dividend   rate  of  each  such  series,   the
                  conditions  and  dates  upon  which  such  dividends  shall be payable,  the relation (including  preferences,  if any) which such  dividends  shall  bear to the  dividends  payable on any other  class or  classes  or on any  other  series of class or
                  classes  of  stock,   and  whether  such  dividends  shall  be
                  cumulative or non-cumulative;

                        (c)  Whether  the  shares  of any such  series  shall be
                  subject to redemption by this Corporation and, if made subject to such  redemption,  the times,  prices  and other  terms and conditions of such redemption;

                        (d) The terms and amount of any  sinking  fund  provided
                  for the purchase or redemption of shares of any such series;

                        (e) Whether or not the shares of each such series  shall
                  be convertible  into or  exchangeable  for shares of any other class  or  classes  or of any  other  series  of any  class or

                                       67

                  classes of stock of this Corporation, and if provision be made for the conversion or exchange,  the times,  prices,  rates of exchange,  adjustments,  and any other terms and conditions of such conversion or exchange;

                        (f) The  extent,  if any,  to which the  holders  of the
                  shares  of each such  series  shall be  entitled  to vote with respect to the election of directors or otherwise;

                        (g) The restriction,  if any, on the issue or reissue or
                  sale of any additional Preferred Stock;

                        (h) The rights of the holders of the shares of each such
                  series  (including  preferences,  if any,  over the  rights of holders of any other  class or classes or of any other  series of any class or classes) upon the  dissolution of, or upon the distribution of assets of, this Corporation;

            but all  series of  Preferred  Stock at any time  outstanding  shall constitute but one class of capital stock.

                  Except as  otherwise  required by ARTICLE  EIGHTH or as may be otherwise required by law and except for such voting powers, if any, with respect to the election of directors or other matters as may be stated in the  resolution or  resolutions  of the Board of Directors creating  any series of  Preferred  Stock,  the  holders of any such series  shall have no voting power  whatsoever.  Except as otherwise provided in this ARTICLE FOURTH,  any amendment to this  Certificate of  Incorporation  which shall  increase or decrease the  authorized stock of any class or classes may be adopted by the  favorable  vote of the holders of a majority of the voting power of the  outstanding shares of the stock of this Corporation  entitled to vote in respect thereof.

                  Subject to the powers,  preferences,  rights,  qualifications, limitations and restrictions  with respect to each class,  including any  series  thereof  (including  without  limitation  the  class of
            Preferred  Stock,  and  any  series  thereof),   of  stock  of  this
            Corporation having any preference or priority over the Common Stock, the  holders of Common  Stock  shall have and possess all powers and rights pertaining to the stock of this Corporation.

                  C.    SERIES B PARTICIPATING PREFERRED STOCK

                  1. Designation and Amount.  The shares of such series shall be designated as "Series B Participating  Preferred Stock" (the "Series
            B Stock") and the number of shares constituting such series shall be
            170,000.  The number of shares of Series B Stock may be increased or decreased  by a resolution  duly adopted by the Board of  Directors,

                                       68

            but may not be  decreased  below  the  number  of shares of Series B
            Stock  then  outstanding  plus the  number  of shares  reserved  for issuance  upon  the  exercise  of  outstanding  options,  rights  or
            warrants  or  upon   conversion   of  any   outstanding   securities
            convertible into Series B Stock.

            2. Dividends and Distributions.

                        (a)  Subject  to the  prior and  superior  rights of the
                  holders of any shares of any series of Preferred Stock ranking prior  and  superior  to the  shares  of  Series B Stock  with respect to dividends,  the holders of shares of Series B Stock shall be entitled to receive,  when, as and if declared by the
                  Board of  Directors  out of funds  legally  available  for the purpose,  quarterly  dividends payable in cash on the last day of April,  July,  October  and January in each year (each such date being referred to herein as a "Quarterly Dividend Payment
                  Date"),  commencing on the first  Quarterly  Dividend  Payment
                  Date  after the first  issuance  of a share or  fraction  of a share of Series B Stock,  in an amount per share  (rounded  to the  nearest  cent)  equal to the  greater of (a) $1.00 or (b)
                  subject to the provision for  adjustment  set forth in Section
                  C.8 hereof,  100 times the  aggregate  per share amount of all cash  dividends,  and 100 times the aggregate per share amount
                  (payable  in  kind)  of  all   non-cash   dividends  or  other
                  distributions  other  than a  dividend  payable  in  shares of
                  Common Stock, as defined in Article Fourth of this Certificate of  Incorporation  of the  Corporation as amended (the "Common
                  Stock") or a subdivision of the  outstanding  shares of Common
                  Stock (by  reclassification  or  otherwise),  declared  on the
                  Class A Common  Stock as  defined  in  Article  Fourth  of the
                  Certificate  of  Incorporation  of the  Corporation as amended since the immediately  preceding  Quarterly  Dividend  Payment
                  Date or, with respect to the first Quarterly  Dividend Payment
                  Date,  since the first  issuance of any share or fraction of a share of Series B Stock.

                        (b)  The   Corporation   shall  declare  a  dividend  or
                  distribution  on the Series B Stock as provided  in  paragraph
                  (a) of this  Section  C.2  immediately  after  it  declares  a dividend or  distribution  on the Class A Common  Stock (other than a  dividend  payable in shares of or a  subdivision  with respect to Common  Stock);  provided,  however,  that,  in the event no dividend or distribution  shall have been declared on the  Class A  Common  Stock  during  the  period  between  any
                  Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series B Stock  shall  nevertheless  be payable on such subsequent Quarterly Dividend Payment Date.

                        (c) Dividends shall begin to accrue and be cumulative on
                  outstanding  shares  of  Series  B Stock  from  the  Quarterly
                  Dividend Payment Date next preceding the date of issue of such shares  of  Series B Stock,  unless  the date of issue of such shares is prior to the  record  date for the  first  Quarterly

                                       69

                  Dividend  Payment Date, in which case dividends on such shares shall begin to accrue  from the date of issue of such  shares, or unless the date of issue is a  Quarterly  Dividend  Payment
                  Date or is a date after the record date for the  determination of holders of shares of Series B Stock  entitled  to receive a quarterly  dividend and before such Quarterly Dividend Payment
                  Date, in either of which events such dividends  shall begin to accrue and be cumulative from such Quarterly  Dividend Payment
                  Date.  Accrued but unpaid  dividends  shall not bear interest.
                  Dividends  paid on the  shares  of Series B Stock in an amount less  than the  total  amount  of such  dividends  at the time accrued and payable on such shares shall be allocated pro rata on a  share-by-share  basis  among all such shares at the time outstanding.  The Board of Directors may fix a record date for the  determination  of  holders  of  shares  of Series B Stock entitled  to receive  payment of a  dividend  or  distribution declared  thereon,  which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

            3. Voting Rights. The holders of shares of Series B Stock shall have the following voting rights:

                        (a) Subject to the provision for adjustment set forth in
                  Section C.8 hereof, each share of Series B Stock shall entitle the  holder  thereof  to one  hundred  votes  on  all  matters submitted to a vote of the stockholders of the Corporation.

                        (b) Except as otherwise  provided  herein or required by
                  applicable  law,  the  holders of shares of Series B Stock and the holders of shares of Common  Stock shall vote  together as one class on all matters  submitted to a vote of  stockholders of the Corporation.

                        (c) Except as set forth herein or required by applicable
                  law,  holders of Series B Stock  shall have no special  voting rights and their consent shall not be required  (except to the extent they are  entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

            4. Certain Restrictions.

                        (a) Whenever  quarterly  dividends or other dividends or
                  distributions  payable  on the Series B Stock as  provided  in
                  Section C.2 are in arrears,  thereafter  and until all accrued
                  and  unpaid  dividends  and  distributions,   whether  or  not
                  declared,  on shares of Series B Stock  outstanding shall have been paid in full, the Corporation shall not:

                              (i)  declare or pay  dividends  on, make any other
                        distributions  on, or redeem or  purchase  or  otherwise

                                       70

                        acquire for  consideration  any shares of stock  ranking
                        junior  (either  as to  dividends  or upon  liquidation,
                        dissolution or winding up) to the Series B Stock;

                              (ii) declare or pay dividends on or make any other
                        distributions on any shares of stock ranking on a parity
                        (either as to dividends or upon liquidation, dissolution
                        or winding up) with the Series B Stock, except dividends
                        paid  ratably on the Series B Stock and all such  parity
                        stock on which  dividends  are  payable or in arrears in
                        proportion  to the total amounts to which the holders of
                        all such shares are then entitled;

                              (iii) redeem or purchase or otherwise  acquire for
                        consideration  shares of any stock  ranking  on a parity
                        (either as to dividends or upon liquidation, dissolution
                        or winding  up) with the Series B Stock,  provided  that
                        the  Corporation  may at any time  redeem,  purchase  or
                        otherwise acquire shares of any such parity stock (A) in
                        exchange  for  shares  of any  stock of the  Corporation
                        ranking   junior   (either  as  to   dividends  or  upon
                        dissolution,  liquidation or winding up) to the Series B
                        Stock or (B) in  accordance  with  subparagraph  (iv) of
                        this Section C.4(a); or

                              (iv) redeem or purchase or  otherwise  acquire for
                        consideration  any  shares  of  Series B  Stock,  or any
                        shares of stock  ranking  on a parity  with the Series B
                        Stock,  except in accordance  with a purchase offer made
                        in writing or by publication (as determined by the Board
                        of Directors) to all holders of the  outstanding  shares
                        of such stock upon such terms as the Board of Directors,
                        after  consideration  of the respective  annual dividend
                        rates and other relative  rights and  preferences of the
                        respective  series and classes,  shall determine in good
                        faith will result in fair and equitable  treatment among
                        the respective series or classes.

                        (b) The  Corporation  shall not permit any subsidiary of
                  the   Corporation   to  purchase  or  otherwise   acquire  for
                  consideration  any shares of stock of the  Corporation  unless the  Corporation  could,  under  paragraph (a) of this Section
                  C.4,  purchase or  otherwise  acquire such shares at such time and in such manner.

            5.  Reacquired  Shares.  Any  shares  of  Series  B Stock  redeemed, purchased or  otherwise  acquired by the  Corporation  in any manner
            whatsoever  shall  be  retired  and  canceled   promptly  after  the
            acquisition  thereof.  All such shares shall upon their cancellation become  authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors,  subject to the conditions and restrictions on issuance set forth herein.

                                       71

            6. Liquidation, Dissolution or Winding Up.

                        (a)  Upon  any  liquidation  (voluntary  or  otherwise),
                  dissolution or winding up of the Corporation,  no distribution shall be made to the holders of shares of Common  Stock or any
                  other  stock  of  the   Corporation   ranking   junior   (upon
                  liquidation,  dissolution or winding up) to the Series B Stock unless, prior thereto, the holders of shares of Series B Stock shall have received  $100.00 per share plus an amount equal to all accrued and unpaid  dividends and  distributions  thereon, whether  or not  declared,  to the date of such  payment  (the
                  "Series B Liquidation  Preference").  Following the payment of the full  amount of the Series B  Liquidation  Preference,  no additional  distributions  shall  be  made to the  holders  of shares of Series B Stock unless, prior thereto, the holders of shares of Common  Stock  (which  term shall  include,  for the
                  purposes   only  of  this  Section  C.6,  any  series  of  the
                  Corporation's  Preferred  Stock  ranking on a parity  with the
                  Common  Stock upon  liquidation,  dissolution  or winding  up)
                  shall  have   received  an  amount  per  share  (the   "Common
                  Adjustment")  equal to the  quotient  obtained by dividing the
                  Series  B  Liquidation  Preference  by 100  (as  appropriately adjusted  as set forth in Section  C.8 hereof to reflect  such events as stock splits, stock dividends and  recapitalizations with respect to the Common  Stock;  such number in this clause
                  (ii),  as the  same may be  adjusted  from  time to  time,  is hereinafter  referred to as the  "Adjustment  Number".  In the event, however, that there are not sufficient assets available to permit payment in full of the Common  Adjustment,  then any remaining  assets shall be distributed  ratably to the holders of Common  Stock.  Following the payment of the full amount of the Series B Liquidation  Preference and the Common Adjustment
                  in  respect  of all  outstanding  shares of Series B Stock and
                  Common  Stock,  respectively,  holders  of  shares of Series B
                  Stock and  holders  of shares of Common  Stock  shall  receive their ratable and proportionate  share of any remaining assets to be distributed in the ratio of the Adjustment Number to one
                  (1) with respect to such Series B Stock and Common Stock, on a per share basis, respectively.

                        (b) In the event, however, that there are not sufficient
                  assets  available  to permit  payment  in full of the Series B
                  Liquidation Preference and the liquidation  preferences of all other  series of  Preferred  Stock,  if any,  which  rank on a parity  with the  Series B Stock,  then any  remaining  assets shall be  distributed  ratably to the  holders of the Series B
                  Stock and the holders of such parity  stock in  proportion  to their respective liquidation preferences.

                        (c)  None  of  the  merger  or   consolidation   of  the
                  Corporation into or with any other entity,  the sale of all or

                                       72

                  substantially   all  of  the   property   and  assets  of  the
                  Corporation or the  distribution  to the  stockholders  of the
                  Corporation of all or substantially  all of the  consideration for such  sale,  unless  such  consideration  (apart  from the
                  assumption  of  liabilities)  or  the  net  proceeds   thereof
                  consists substantially entirely of cash, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section C.6.

                        (d) Each share of Series B Stock shall stand on a parity
                  with each other share of Series B Stock or any other series of
                  the  same  class  of   Preferred   Stock  upon   voluntary  or
                  involuntary liquidation, dissolution or distribution of assets or winding up of the Corporation.

            7.  Consolidation,  Merger, etc. In case the Corporation shall enter into any consolidation,  merger, combination or other transaction in which the  outstanding  shares of Class A Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property,  then in any such case the outstanding  shares of Series B
            Stock shall at the same time be similarly exchanged or changed in an amount per share  (subject to the provision for adjustment set forth in Section C.8 hereof)  equal to 100 times the  aggregate  amount of stock, securities, cash and/or any other property (payable in kind), as the case may be,  into  which or for which  each share of Class A
            Common Stock is changed or exchanged.

            8. Certain  Adjustments.  In the event the Corporation  shall at any time declare or pay any  dividend on Common Stock  payable in shares
            of  Common  Stock,   or  effect  a  subdivision  or  combination  or
            consolidation  of  the  outstanding   shares  of  Common  Stock  (by
            reclassification  or  otherwise  than by payment  of a  dividend  in shares of Common Stock) into a greater or lesser number of shares of
            Common  Stock,  then,  in each such case,  the  amounts set forth in
            Sections  C.2(a) and  C.2(b),  C.3(a),  C.6(a)  and C.7 hereof  with respect to the multiple of cash and non-cash  dividends,  votes, the
            Series B Liquidation  Preference  and an aggregate  amount of stock, securities,  cash and/or other  property  referred to in Section C.7 hereof,  shall be adjusted by multiplying  such amount by a fraction the  numerator  of which is the  number of  shares  of Common  Stock outstanding  immediately  after  such event and the  denominator  of which is the number of shares of Common Stock that were  outstanding immediately prior to such event.

            9.  Ranking.  The  Series B Stock  shall rank pari passu with (or if determined  by the Board of Directors in any vote  establishing  any other  series  of  Preferred  Stock,  either  senior  and  prior  in preference  to, or junior  and  subordinate  to, as the case may be)
            each other series of Preferred Stock of the Corporation with respect to dividends  and/or  preference  upon  liquidation,  dissolution or winding up.

            10. Redemption. The shares of Series B Stock may be purchased by the
            Corporation  at such  times  and on such  terms as may be  agreed to between the  Corporation and the redeeming  stockholder,  subject to

                                       73

            any limitations  which may be imposed by law or this  Certificate of
            Incorporation, as amended.

            11. Amendment.  The Certificate of Incorporation of the Corporation,
            as  amended,  shall  not  be  amended  in  any  manner  which  would materially alter or change the powers, preferences or special rights of the Series B Stock so as to affect  them  adversely  without  the affirmative  vote  of the  holders  of  two-thirds  or  more  of the outstanding  shares of Series B Stock,  voting  together as a single class.

            12. Fractional Shares.  Series B Stock may be issued in fractions of a share  which  shall  entitle the  holder,  in  proportion  to such holder's  fractional  shares,  to exercise  voting  rights,  receive dividends,  participate in distributions  and to have the benefit of all other rights of holders of Series B Stock

      3. The amendment of the certificate of incorporation  herein certified has been duly  adopted in  accordance  with the  provisions  of  Section  242 of the
General Corporation Law of the State of Delaware.

                                       74

      IN WITNESS  WHEREOF,  the  Corporation  has caused this  Certificate  of
Amendment  of the Amended and  Restated  Certificate  of  Incorporation  to be
executed on this ___ day of ___________, 2007.

                                    BNS HOLDING, INC.

                                    _________________________________
                                    Name:  Michael Warren
                                    Title: President

                                       75

                                                                         ANNEX B

                    THE FINANCIAL ADVISOR'S FAIRNESS OPINION

                                                            Capitalink, L.C.

                                                            4400 Biscayne Blvd.
CAPITALINK                                                  14th Floor
                                                            Miami, Florida 33137
Smart Investment Banking                                    Phone 305-446-2026
                                                            Fax 305-446-2926
                                                            wwwcapitalinklc.com

February 10, 2007

The Board of Directors
BNS Holding, Inc.
25 Enterprise Center
Suite 103
Middletown, RI 02842

Gentlemen:

We have been advised that BNS Holding, Inc. ("BNS") is undertaking a 1-for-200 reverse stock split, such that shareholders owning fewer than 200 shares of common stock will have such shares cancelled and converted into the right to receive cash consideration of $13.62 per share (the "Per Share Consideration"), and that such reverse stock split will be immediately followed by 200-for-1 forward stock split (the "Transaction").

We have been retained to render an opinion as to whether, on the date of such opinion, the Per Share Consideration is fair, from a financial point of view, to the BNS shareholders that would be cashed out as a result of the Transaction.

We have not been requested to opine as to, and our opinion does not in any manner address, the relative merits of the Transaction as compared to any alternative business strategy that might exist for BNS, the decision of whether
BNS should complete the Transaction, and other alternatives to the Transaction that might exist for BNS. The Per Share Consideration and other terms of the
Transaction were determined by the Independent Committee of the Board of
Directors and not pursuant to our recommendations.

In arriving at our opinion, we took into account an assessment of general economic, market and financial conditions as well as our experience in connection with similar transactions and securities valuations generally and, among other things:

     o     Reviewed publicly available financial information and other data with respect to BNS that we deemed relevant, including the Annual Report on Form 10-KSB for the year ended October 31, 2006 and the Current
           Report on Form 8-K filed November 6, 2006.
     o     Reviewed non-public information and other data with respect to BNS, including the internal consolidating balance sheet as of October 31,
           2006.
     o     Reviewed non-public information and other data with respect to
           Collins Industries, Inc. ("Collins"), including draft internal financial statements for the two months ended December 31, 2006, financial projections for the four years ending October 31, 2010, and other internal financial information and management reports.

                                       76

The Board of Directors
BNS Holding, Inc.
February 10, 2007

     o     Considered the historical financial results and present financial condition of BNS and Collins.
     o     Reviewed and compared the trading of, and the trading market for BNS'
           common stock over various periods.
     o     Reviewed and analyzed Collins' projected unlevered free cash flows and prepared a discounted cash flow analysis.
     o     Reviewed and analyzed certain financial characteristics of publicly-traded companies that were deemed to have characteristics comparable to Collins.
     o     Reviewed and analyzed certain financial characteristics of target companies in transactions where such target company was deemed to have characteristics comparable to that of Collins.
     o     Reviewed and discussed with representatives of BNS and Collins management certain financial and operating information furnished by them, including financial projections and analyses with respect to
           Collins' business and operations.
     o     Performed such other analyses and examinations as were deemed appropriate.

In arriving at our opinion we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was used by us without assuming any responsibility for any independent verification of any such information and we have further relied upon the assurances of BNS and Collins management that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading. With respect to the financial information and projections utilized, we assumed that such information has been reasonably prepared on a basis reflecting the best currently available estimates and judgments, and that such information provides a reasonable basis upon which we could make our analysis and form an opinion. We have not evaluated the solvency or fair value of BNS or Collins under any foreign, state or federal laws relating to bankruptcy, insolvency or similar matters. We have not made a physical inspection of the properties and facilities of BNS or Collins and have not made or obtained any evaluations or appraisals of either company's assets and liabilities (contingent or otherwise). In addition, we have not attempted to confirm whether BNS or Collins have good title to their respective assets.

We assumed that the Transaction will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable foreign, federal and state statutes, rules and regulations. In addition, based upon discussions with BNS, it is assumed that the receipt of the
Per Share Consideration will be a taxable event to BNS' shareholders that receive such consideration. We assumed that the Transaction will be consummated substantially in accordance with the terms set forth, without any further amendments thereto, and without waiver by the Company of any of the conditions to any obligations or in the alternative that any such amendments, revisions or waivers thereto will not be detrimental to the Company or the shareholders of the Company.

Our analysis and opinion are necessarily based upon market, economic and other conditions, as they exist on, and could be evaluated as of February 10, 2007.

                                       77

The Board of Directors
BNS Holding, Inc.
February 10, 2007

Accordingly, although subsequent developments may affect our opinion, we do not assume any obligation to update, review or reaffirm our opinion.

Our opinion is for the use and benefit of the Independent Committee of the Board of Directors and the Board of Directors of BNS in connection with its consideration of the Transaction and is not intended to be and does not constitute an opinion or recommendation to any shareholder of BNS as to how such shareholder should vote with respect to the Transaction. We do not express any opinion as to the underlying valuation or future performance of BNS or Collins, or the price at which BNS' securities might trade at any time in the future.

Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, the Per Share Consideration is fair, from a financial point of view, to the BNS shareholders that would be cashed out as a result of the
Transaction.

In connection with our services, we have previously received a retainer and will receive the balance of our fee when we notify BNS that we are prepared to deliver the opinion. Our fee for providing the fairness opinion is not contingent on the completion of the Transaction. Neither Capitalink nor its principals beneficially own any interest in BNS or Collins. Capitalink is not a party to any agreements to provide any additional services to BNS, AIP, Steel
Partners or Collins. Ladenburg Thalmann & Co, Inc., a sister company of
Capitalink, as part of its ordinary course of business, is in discussions from time to time with Steel Partners to provide investment banking services. In addition, BNS has agreed to indemnify us for certain liabilities that may arise out of the rendering this opinion.

Our opinion is for the use and benefit of the Independent Committee of the Board of Directors and the Board of Directors of BNS and is rendered in connection with its consideration of the Transaction and may not be used by BNS for any other purpose or reproduced, disseminated, quoted or referred to by BNS at any time, in any manner or for any purpose, without our prior written consent, except that this opinion may be reproduced in full, and references to the opinion and to us and our relationship with BNS may be included in filings made by BNS with the Securities and Exchange Commission, if required by Securities and Exchange Commission rules, and in any proxy statement or similar disclosure document disseminated to shareholders if required by the Securities and Exchange
Commission rules.

Very truly yours,

Capitalink, L.C.

                                       78

                             PRELIMINARY PROXY CARD

                                BNS HOLDING, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THIS PROXY WILL BE VOTED AS  DIRECTED,  OR IF            Please Mark Here
NO  DIRECTION  IS  INDICATED,  WILL BE  VOTED            for Address        |_|
"FOR" THE  PROPOSAL.  THIS PROXY IS SOLICITED            Change or
ON BEHALF OF THE BOARD OF DIRECTORS.                     Comments
                                                         SEE REVERSE SIDE

1. Amendment of our Certificate of Incorporation to effect a 1-for-200 reverse stock split, whereby shareholders holding fewer than 200 shares of Class A
Common Stock, par value $0.01 per share ("Common Stock"), will receive $13.62 for each share of Common Stock held prior to the reverse/forward stock split, immediately followed by a 200-for-1 forward stock split.

              |_| FOR                |_| AGAINST             |_| ABSTAIN

2. Amendment of our Certificate of Incorporation to grant us an option to acquire shares proposed to be transferred by shareholders subsequent to the reverse stock split and forward stock split if, after transfer sale, there would be 250 or more holders of record of the Common Stock.

              |_| FOR                |_| AGAINST             |_| ABSTAIN

3. Amendment to our Certificate of Incorporation to decrease the number of authorized shares of Class A Common Stock, $.01 par value, from 30,000,000 to
5,000,000, and eliminate the authorized shares of Class B Common Stock, $.01 par value.

              |_| FOR                |_| AGAINST             |_| ABSTAIN

4. To elect the four nominees as members of our Board of Directors

                                  FOR              WITHHOLD

      J. Robert Held              |_|                |_|
      Jack Howard                 |_|                |_|
      James Henderson             |_|                |_|
      Kenneth N. Kermes           |_|                |_|

5. To approve the appointment of McGladrey & Pullen, LLP as our independent accountants for the fiscal year ending October 31, 2007.

              |_| FOR                |_| AGAINST             |_| ABSTAIN

6. In their discretion, the Proxies are further authorized to vote upon any other matters which are known a reasonable time before this solicitation and are properly presented at the meeting or any adjournment(s) thereof.

Please sign your name below and print your name exactly as you signed it on the signature line on the following line. When shares are held by joint tenants each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If partnership, please sign in partnership name by authorized person.

Signature                   Signature                  Date
          --------------              -------------        --------------
--------------------------------------------------------------------------------
                             ^FOLD AND DETACH HERE ^

                      Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

    Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

-------------------------------      --------------------     -------------------
          Internet                     Telephone                  Mail
http://www.proxyvoting.com/coll  OR     1-866-540-5760    OR  Mark, sign and
Use the Internet to vote             Use  any  touch-tone     date your proxy
your proxy.  Have your proxy         telephone   to  vote     card and return
card in hand when you access         your   proxy.   Have     it in the enclosed
the web site.                        your  proxy  card in     postage-paid
                                     hand when you call.      envelope.
-------------------------------      --------------------     -------------------

       If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

   If you choose to divide your votes for Directors unequally, you MAY NOT use
    Internet or telephone voting, you must vote by returning this proxy card in the envelope provided.

                                BNS HOLDING, INC.
                        25 Enterprise Center, Suite 104,
                       Middletown, Rhode Island 02842-4349

The undersigned hereby appoints Michael Warren and Sandra B. Kearney, and each of them, as proxies (the "Proxies"), with full power of substitution, and hereby authorizes them to represent and to vote in the order named, as designated on the reverse side all the shares of common stock of BNS Holding, Inc., held of record by the undersigned as of _______________________, at the Annual Meeting
of Shareholders to be held on ___________, 2007, and any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY
THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED
FOR PROPOSALS 1, 2, 3, 4 AND 5. AS TO OTHER MATTERS WHICH MAY PROPERLY COME
BEFORE THE MEETING, THIS PROXY SHALL CONFER DISCRETIONARY AUTHORITY UPON THE
PROXIES TO VOTE ON SUCH MATTERS IN THEIR BEST JUDGMENT.

The ballots cast by shareholders will be voted as marked at the Annual Meeting on ___________, 2007, if received by the date of the meeting.

Upon attendance at the Annual Meeting by the Shareholder voting hereby, this
Proxy will be returned if requested, so the Shareholder may vote in person.

THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS WHICH ENCOURAGES
EACH STOCKHOLDER OF RECORD TO VOTE.

         (Continued and to be voted, signed and dated on reverse side.)

--------------------------------------------------------------------------------
    Address Change/Comments (Mark the corresponding box on the reverse side)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

                             YOUR VOTE IS IMPORTANT!

                       You can vote in one of three ways:

1.    Vote by Internet at our Internet Address: http://www.proxyvoting.com/coll

2.    Call toll-free 1-866-540-5760 on a Touch-Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

3.    Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                                   PLEASE VOTE